UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Emeritus Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 7, 2009

To the Shareholders of Emeritus Corporation:

You are invited to attend the 2009 annual meeting of shareholders of Emeritus Corporation to be held at the South Cascade Room of the Harbor Club, Norton Building, 801 Second Avenue, 17th Floor, Seattle, Washington 98104, on Thursday, May 21, 2009, at 10:00 a.m., local time.  Our board of directors has fixed the close of business on March 23, 2009 as the record date for determining those shareholders entitled to notice of, and to vote at, the annual meeting and any adjournments thereof.

The Notice of Annual Meeting and proxy statement, both of which accompany this letter, provide details regarding the business to be conducted at the meeting, including the election of directors, proposal for a new Employee Stock Purchase Plan and the ratification of the accountants.

Our board of directors recommends that you vote “FOR” each of the proposals described in this proxy statement.

Your vote is very important.  Please vote your shares promptly, whether or not you expect to attend the meeting in person.  To vote your shares, please refer to the instructions on the proxy card or voting instruction form, or review the section entitled “Voting of Proxies; Revocation of Proxies” beginning on page 3 of the accompanying proxy statement. Returning the proxy card or otherwise submitting your proxy does not deprive you of your right to attend the annual meeting and vote in person.

This proxy statement is dated April 7, 2009, and is first being mailed to Emeritus shareholders on or about April 20, 2009.

EMERITUS CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 21, 2009

To the Shareholders of Emeritus Corporation:

The annual meeting of shareholders of Emeritus Corporation will be held at the South Cascade Room of the Harbor Club, Norton Building, 801 Second Avenue, 17th Floor, Seattle, Washington 98104, on Thursday, May 21, 2009, at 10:00 a.m., local time, and any adjournments thereof, to consider and act upon the following matters:

1.	To elect three directors into Class I of our board of directors and one director into Class II of our board of directors.

2.	To approve the 2009 Employee Stock Purchase Plan.

3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2009.

4.	To transact such other business as may properly come before the meeting and any adjournments thereof.

The board of directors recommends that you vote FOR the election of the director nominees, FOR the 2009 Employee Stock Purchase Plan, and FOR the ratification of the appointment of KPMG as our independent registered public accounting firm.

The board of directors has fixed the close of business on March 23, 2009, as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof.  Shareholders are cordially invited to attend the annual meeting in person.

To vote your shares, please refer to the instructions on the proxy card or voting instruction form, or review the section entitled “Voting of Proxies; Revocation of Proxies” beginning on page 3 of the accompanying proxy statement.

By order of the board of directors,

/s/ Daniel R. Baty Daniel R. Baty Chairman of the Board and Co-Chief Executive Officer

/s/ Granger Cobb Granger Cobb President and Co-Chief Executive Officer

Seattle, Washington

April 7, 2009

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 21, 2009

This Proxy Statement and the 2008 Annual Report are available at http://bnymellon.mobular.net/bnymellon/esc

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THE ANNUAL MEETING OF SHAREHOLDERS

This proxy statement of Emeritus Corporation (“Emeritus” or the “Company”) is furnished in connection with the solicitation of proxies from the holders of our common stock by our board of directors for use at the 2009 annual meeting of our shareholders.  This proxy statement is first being furnished to our shareholders on or about April 20, 2009.

Date, Time and Place of the Annual Meeting

The 2009 annual meeting of our shareholders will be held at the South Cascade Room of the Harbor Club, Norton Building, 801 Second Avenue, 17th Floor, Seattle, Washington 98104, on Thursday, May 21, 2009, at 10:00 a.m., local time.

Matters to be Considered at the Annual Meeting

The purpose of the annual meeting is to consider and vote on the proposals described below and any other matters that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

1.	To elect three directors into Class I of our board of directors and one director into Class II of our board of directors.

2.	To approve the 2009 Employee Stock Purchase Plan.

3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2009.

4.	To transact such other business as may properly come before the meeting and any adjournments thereof.

Record Date; Shares Entitled to Vote

We have fixed the close of business on March 23, 2009 as the record date for the determination of holders of our common stock entitled to notice of and to vote at the annual meeting and any adjournment or postponement of the annual meeting.  Each holder of record of our common stock on the record date is entitled to one vote for each share held on all matters to be voted on at the annual meeting.  No other shares of our capital stock are entitled to notice of and to vote at the annual meeting.  At the close of business on the record date, we had 39,138,402 shares of common stock outstanding and entitled to vote.

Voting of Proxies; Revocation of Proxies

If you vote your shares of Emeritus common stock by signing and returning the enclosed proxy in the enclosed prepaid and addressed envelope, your shares will be voted at the annual meeting as you indicate on your proxy, unless your proxy is revoked.  You are urged to mark the box on the proxy card, following the instructions included on your proxy card, to indicate how to vote your shares.  If no instructions are indicated on your signed proxy card, your shares will be voted “FOR” the election of Stuart Koenig, Robert Marks, David Niemiec and Richard Macedonia to our board of directors, “FOR” approval of the 2009 Employee Stock Purchase Plan, and “FOR” ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2009.

If you are a registered shareholder you may also vote your shares by accessing the Internet website specified in the printed proxy card and voting by following the instructions provided on the website.  Alternatively, if you are a registered shareholder you may vote your shares by calling the telephone number specified in the printed proxy card and voting by following the instructions provided on the phone line.

If your shares are held in an account at a brokerage firm or bank, you must instruct such institution on how to vote your shares.  Your broker or bank will vote your shares only if you provide instructions on how to vote by following the voting instructions provided to you by your broker or bank.  If you do not instruct your broker, bank or other nominee, they will not be able to vote your shares other than the proposals relating to the election of directors and the ratification of the appointment of our independent registered public accounting firm. Please refer to the information forwarded by your broker, bank or other holder of record to see what voting options are available to you.

You may revoke your proxy at any time prior to its use by delivering to the Corporate Secretary at the offices of Emeritus at 3131 Elliott Avenue, Suite 500, Seattle, Washington 98121, a signed notice of revocation, by delivering a duly executed new, signed proxy prior to the annual meeting or, if you are a holder of record, by attending the annual meeting and voting in person.  If you hold your shares in “street name,” you must get a proxy from your broker, bank or other custodian to vote your shares in person at the annual meeting.  If you voted by the Internet or telephone and wish to change your vote, you may go to the Internet site or call the toll-free number specified in the proxy card or voting instructions, whichever is applicable to your earlier vote, and follow the directors for changing your vote.  Attendance at the annual meeting does not in itself constitute the revocation of a proxy.

Quorum; Broker Abstentions and Broker Non-Votes

A quorum, consisting of the holders of 19,569,202 shares (a majority of the shares entitled to vote as of the record date for the annual meeting), must be present in person or by proxy before any action may be taken at the annual meeting.  Broker non-votes and abstentions will be treated as shares that are present for purposes of determining the presence of a quorum.

Directors will be elected by a plurality of the votes present by proxy or in person at the annual meeting.  Shareholders are not entitled to cumulate votes in the election of directors.  The proposals to approve the 2009 Employee Stock Purchase Plan and to ratify the appointment of our independent registered public accounting firm will be approved if a majority of the total votes cast on the proposals vote in favor of them.

Abstention from voting on any of the proposals will not affect the outcome of the proposals since no vote will have been cast for the proposals.  Brokers who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to the election of directors and the ratification of the appointment of our independent registered public accounting firm.  Brokers do not have discretionary authority to vote on the proposal to approve the 2009 Employee Stock Purchase Plan. Broker non-votes will not affect the outcome of these proposals because broker non-votes are not considered votes cast.

Expenses of Solicitation

We will bear the cost of soliciting proxies.  Certain of our directors, officers, and regular employees, without additional compensation, will solicit proxies personally or by telephone or facsimile.  In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares of common stock for their expenses in forwarding solicitation materials to such beneficial owners.

Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of this proxy statement may have been sent to multiple shareholders in your household.  Emeritus will promptly deliver a separate copy of this proxy statement to you if you write or call our Corporate Secretary at the following address or phone number:  3131 Elliott Avenue, Suite 500, Seattle, Washington 98121, telephone:  (206) 298-2909.  You may also access a copy of this proxy statement and our 2008 Annual Report at http://bnymellon.mobular.net/bnymellon/esc. If you wish to receive separate copies of an annual report or proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee, or, if you are a record holder, you may contact Emeritus, as applicable, at the above address and phone number.

Recommendation of Our Board of Directors

Our board of directors, by the unanimous vote of those directors present, approved the 2009 Employee Stock Purchase Plan.  The Audit Committee of our board of directors approved the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm.  The Nominating and Corporate Governance Committee of our board of directors recommended to our board of directors, and our board of directors unanimously approved the nominations of Stuart Koenig, Robert E. Marks, David W. Niemiec, and Richard Macedonia for election to our board of directors.

The Emeritus board of directors recommends that you vote “FOR” each of the nominees for election to our board of directors, “FOR” approval of the 2009 Employee Stock Purchase Plan, and “FOR” approval of the ratification of the appointment of KPMG as our independent registered public accounting firm for 2009.

PROPOSAL 1

ELECTION OF DIRECTORS

The board of directors is divided into three classes.  One class is elected each year by the shareholders.  At the annual meeting, three directors will be elected to serve for a term of three years, expiring on the date of the annual meeting of shareholders in 2012 and one director will be elected to serve for a term of one year, expiring on the date of the annual meeting of shareholders in 2010.  If elected, the nominees will continue in office until a successor has been elected or until resignation or removal in the manner provided by our bylaws.  The names of the directors nominated for the terms, as well as the directors whose terms will continue after the annual meeting, are listed below.

Pursuant to the terms of a shareholders agreement entered into in connection with our September 2007 acquisition of Summerville Senior Living, Inc., which we sometimes refer to as Summerville or the Summerville acquisition, Mr. Daniel R. Baty and his affiliated entities (the "Baty shareholders"), Saratoga Partners IV, L.P., Saratoga Coinvestment IV, LLC, and Saratoga Management Company, LLC (the "Saratoga shareholders") and AP Summerville, LLC ("AP Summerville"), AP Summerville II, LLC ("AP Summerville II"), Apollo Real Estate Investment Fund III, L.P. ("AREIF III") and Apollo Real Estate Investment Fund IV, L.P. ("AREIF IV" and together with AP Summerville, AP Summerville II and AREIF III, the "Apollo shareholders") agreed to vote their shares to elect one representative designated by the Apollo shareholders, one representative designated by the Saratoga shareholders and one representative designated by the Baty shareholders so long as each shareholder group beneficially owns at least 5% of our outstanding shares or one-half of the amount of shares beneficially owned by the shareholder group immediately following the closing of the Summerville acquisition. Since 1999, Charles P. Durkin, Jr. has been nominated and elected under the prior and current arrangement as a representative of Saratoga.  The Apollo shareholders have designated Mr. Koenig as their representative pursuant to this shareholders agreement.  The Baty shareholders have designated Stanley L. Baty as their representative pursuant to this shareholder agreement.  In addition, pursuant to the shareholders agreement, the Baty shareholders, the Apollo shareholders and the Saratoga shareholders have agreed to vote their shares to appoint Daniel R. Baty and Granger Cobb, our co-chief executive officers.

Nominees for Election

Class I Nominees For Terms Expiring in 2012

Stuart Koenig (age 56), has been a director of Emeritus since September 2007, when we completed the Summerville acquisition.  Mr. Koenig has been associated with Apollo Real Estate Advisors since 1995 and is a partner and the Chief Financial Officer.  Prior to 1995, Mr. Koenig was a Vice President in the Real Estate Principal Investment Area of Goldman, Sachs & Co. where he served as Controller and Director of Investor Relations for the Whitehall real estate investment funds.

Robert E. Marks (age 57), has been a director of Emeritus since July 2005.  From 1994 to the present, Mr. Marks has been the President of Marks Ventures, LLC, a private equity investment firm.  He is a director and Chairman of the Audit Committee of Denny’s Corporation, as well as a member of the Board of Trustees of the Fisher House Foundation and the Board of Trustees of The International Rescue Committee.

David W. Niemiec (age 59) has served as a director of Emeritus since December 30, 1999.  He is an investor, as well as an Advisor to Saratoga.  Mr. Niemiec was a Managing Director of Saratoga Partners from 1998 to 2001.  He also held various positions at Dillon, Read & Co. Inc. and its successor firm, SBC Warburg Dillon Read, from 1974 to 1998, including Vice Chairman, Chief Administrative Officer and Chief Financial Officer.  He is a director and member of the audit committee of OSI Pharmaceuticals, Inc., as well as a director, trustee and member of the audit committees of various Templeton Funds, which are internationally oriented mutual funds of the Franklin Templeton Investments group.

Class II Nominee for Terms Expiring in 2010

Richard W. Macedonia (age 65), has served as a director of Emeritus since November 13, 2008.  Since September 2007, Mr. Macedonia has served as Chief Executive Officer Emeritus of Sodexo, Inc., a provider of integrated food and facilities management services. From January 2004 to September 2007, Mr. Macedonia served as Chief Executive Officer and Chief Operating Officer of Sodexo, Inc.  Mr. Macedonia began his career with Sodexho Alliance SA in 1968 as a unit manager in the Campus Services Divisions.  Mr. Macedonia held various positions at Sodexo and its affiliates, from June 2003 to 2007, including, Group Chief Operating Officer, Executive Vice President, President and Chief Executive Officer of Sodexo Alliance SA and President of Sodexho’s Health Care Services Division. He has served in various executive management positions with predecessor companies SAGA Corporation and Marriott International, Inc. and was appointed as a Division Vice President with Sodexo in 1998. He is a corporate member of both the Health Insights Foundation and the Hospital Research and Development Institute.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR

EACH OF THE DIRECTOR NOMINEES.

Continuing Directors

Class II Directors Whose Terms Will Expire in 2010

Stanley L. Baty (age 37), has served as a director of Emeritus since September 2004.  Mr. Stan Baty is the son of Daniel R. Baty, Chairman of our board of directors and our Co-Chief Executive Officer.  Stanley L. Baty is the Vice President of Columbia Pacific Management, Inc., where he is responsible for real estate related investment decisions.  Prior to that, from 1994 to 1996, Mr. Stan Baty was a financial analyst for Nomura Securities Corporation.

Raymond R. Brandstrom (age 56), one of the founders of Emeritus, has served as a director of Emeritus since its inception in 1993.  From 1993 to March 1999, Mr. Brandstrom also served as President and Chief Operating Officer of Emeritus.  In March 2000, Mr. Brandstrom was elected Vice President of Finance, Chief Financial Officer and Secretary of Emeritus.  Upon completion of the Summerville acquisition, Mr. Brandstrom became our Executive Vice President of Finance.  From May 1992 to October 1996, Mr. Brandstrom served as President of Columbia Pacific Group, Inc. and Columbia Pacific Management, Inc., which are owned by Daniel R. Baty.  From May 1992 to May 1997, Mr. Brandstrom served as Vice President and Treasurer of Columbia Winery, a company previously affiliated with Mr. Baty that is engaged in the production and sale of table wines.

Granger Cobb (age 48), has served as President and Co-Chief Executive Officer and as director of Emeritus since September 2007, when we completed of our acquisition of Summerville.  Mr. Cobb has 22 years of senior management experience in the senior residential, assisted living, and skilled nursing industries.  He served as President, Chief Executive Officer and director of Summerville from 2000 until the September 2007 acquisition.  Mr. Cobb joined Summerville in 1998 with its acquisition of Cobbco, Inc., a California-based assisted living company founded by Mr. Cobb in 1989.  Mr. Cobb is active in several industry associations and has served on the boards of the Assisted Living Federation of America (ALFA), the National Investment Center for the Seniors Housing & Care Industry (NIC), and the political action committees for ALFA and the California Assisted Living Association (CALA).  Mr. Cobb was president of CCK Health Care, Inc., a company which filed a voluntary petition for relief under Chapter 7 of the United States Bankruptcy Code in 2004.  Mr. Cobb is the brother of Melanie Werdel, the Executive Vice President—Administration of our Company.

Class III Directors Whose Terms Will Expire in 2011

Daniel R. Baty (age 65), one of founders of Emeritus, has served as its Chief Executive Officer and as a director since its inception in 1993 and became Chairman of the board of directors in April 1995.  Since the Summerville acquisition, Mr. Baty has served as our Co-Chief Executive Officer.  Mr. Baty also has served as the Chairman of the board of directors of Holiday Retirement Corporation from 1987 to 2007 and served as its Chief Executive

Officer from 1991 through September 1997.  Since 1984, Mr. Baty has also served as Chairman of the board of directors of Columbia Pacific Group, Inc. and, since 1986, as Chairman of the board of directors of Columbia Pacific Management.  Both of these companies are wholly owned by Mr. Baty and are engaged in developing independent living facilities and providing consulting services for that market.  Mr. Baty is the father of Stanley L. Baty, a current director of our Company.

Bruce L. Busby (age 65), has been a director of Emeritus since April 2004.  Mr. Busby served as Chairman and Chief Executive Officer of The Hillhaven Corporation prior to its merger with Vencor, Inc. in 1995.  Hillhaven was a publicly-held operator of skilled nursing facilities and other health care related businesses based in Tacoma, Washington. Prior to its merger it operated 350 facilities in 36 states.  During his tenure with Hillhaven, Mr. Busby served as the Chief Executive Officer and as a director beginning in April 1991 and as that company’s Chairman of the board of directors from September 1993 until the merger with Vencor.  Mr. Busby, who was a Certified Public Accountant for over thirty years, has been retired since 1995.

Charles P. Durkin, Jr. (age 70), has served as a director of Emeritus since December 30, 1999.  Mr. Durkin is one of the founders of Saratoga Partners IV L.P, a private equity investment firm.  From September 1998 until his retirement in February 2008, he served as Managing Director of Saratoga Management Company LLC, the manager of Saratoga.  Mr. Durkin is currently a member of Saratoga Associates IV LLC, the general partner of Saratoga IV.  From September 1997 until he joined Saratoga Management Company, he was a Managing Director of SBC Warburg Dillon Read, Inc., the successor entity to Dillon, Read & Co., where Mr. Durkin started his investment banking career in 1966 and became a Managing Director in 1974.

PROPOSAL 2

APPROVAL OF THE 2009
EMPLOYEE STOCK PURCHASE PLAN

Introduction

Subject to shareholder approval, the board of directors adopted the 2009 Employee Stock Purchase Plan (the "Purchase Plan") in March 2009. The Purchase Plan is an employee benefit program that enables qualified employees of the Company and its designated subsidiaries to purchase shares of Emeritus common stock (“common stock”) through payroll deductions. The purposes of the Purchase Plan are to assist qualified employees of the Company and certain designated subsidiaries in acquiring a stock ownership interest in the Company and to encourage them to remain in the employ of the Company and its subsidiaries. The Purchase Plan is intended to qualify for favorable federal income tax treatment under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

The Purchase Plan, if approved by shareholders, will replace our Amended 1998 Employee Stock Purchase Plan which was terminated by board action after all shares reserved for issuance under that plan had been issued.

The board believes that the Purchase Plan provides a valuable opportunity for employees to acquire an ownership interest in the Company and provides shareholder value by aligning employee and shareholder interests.

The proposed Purchase Plan is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. The following description of the Purchase Plan is a summary of certain important provisions and does not purport to be a complete description of the Purchase Plan. Please see Appendix A for more detailed information.

Description of the Purchase Plan

Shares Subject to the Plan. 400,000 shares of common stock are authorized for issuance under the Purchase Plan, subject to adjustments for stock splits and similar events. Common stock issued under the Purchase Plan may be either authorized and unissued shares or shares subsequently acquired by the Company.

Administration. The Purchase Plan may be administered by the board of directors, the Compensation Committee of the board of directors, the Company's Office of Administration or any other Company group or executive officer designated by the board or the Compensation Committee (the "Plan Administrator"), except for those items expressly reserved to the board or the Compensation Committee under the Purchase Plan. The Plan Administrator will have the authority to administer and interpret the Purchase Plan and to make such rules and regulations as it deems necessary to administer the Purchase Plan, so long as such administration, interpretation or application with respect to purchases under the Purchase Plan corresponds with the requirements of Code Section 423.

Eligible Employees. To participate in the Purchase Plan, an employee must: (i) have worked for the Company or any designated subsidiary for at least six months, (ii) customarily work more than twenty hours per week, and (iii) customarily work for at least five months in any calendar year, unless the Plan Administrator, in its discretion, increases or decreases the above eligibility requirements within the limits of Code Section 423. An employee is not eligible to participate or continue participation in the Purchase Plan if the employee owns or will own, as a result of such participation, shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any related corporation. Non-employee directors of the Company are not eligible to participate in the Purchase Plan.  As of April 1, 2009, approximately 17,908 employees of the Company and its designated subsidiaries are expected to be eligible to participate in the Purchase Plan.

For purposes of the Purchase Plan, "designated subsidiary" includes all domestic subsidiaries of the Company. The Plan Administrator, in its discretion, can designate other subsidiaries as eligible to participate in the Purchase Plan.

  Stock Purchases. The Purchase Plan is divided into consecutive three-month offering periods that begin on July 1, October 1, January 1 and April 1 of each year and end, respectively, on the next September 30, December 31,

March 31 and June 30 occurring thereafter.  The first offering period under the Purchase Plan is scheduled to begin on July l, 2009 and end on September 30, 2009. Subject to the limitations set forth in the Purchase Plan, the Plan Administrator has the authority to establish offering periods of alternative lengths and to establish different commencing and ending dates for such offering periods. During each offering period, participating employees accumulate funds in an account used to buy common stock through payroll deductions at a rate of not less than $5 nor more than 15% of such participant's base pay during each payroll period in the offering period.

At the end of each offering period, the purchase price is determined and the participating employees' accumulated funds are used to purchase the appropriate number of shares of common stock. Under the Purchase Plan, no participant may purchase more than $25,000 worth of common stock (based on the fair market value of the common stock on the first day of an offering period) during any calendar year. In addition, subject to stock splits and similar events, participants may not purchase more than 100,000 shares of common stock during a single calendar year, unless the Plan Administrator changes this limitation for a future offering period.

Purchase Price.  The purchase price per share of common stock is 85% of the lesser of (i) the fair market value of the common stock on the first day of an offering period and (ii) the fair market value of the common stock on the last day of an offering period, unless the Plan Administrator establishes a higher percentage for a future offering period.  For purposes of the Purchase Plan, "fair market value" means the closing price of the common stock on the New York Stock Exchange for such day. On March 23, 2009, the closing trading price of the common stock was $7.16.

Effect of Termination of Employment.  A participant is not eligible to continue his or her participation in the Purchase Plan in the event of termination of employment for any reason.  If termination occurs on or prior to the last business day of an offering period, the balance in the participant's account will be paid to the participant or to his or her estate. Neither payroll deductions credited to a participant's account nor any rights with regard to the purchase of shares under the Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way by a participant, other than by will or the laws of descent and distribution.

Change in Control.  In the event of certain mergers, consolidations or acquisition by another corporation of all or substantially all of the Company's assets or a dissolution or liquidation of the Company, the rights to purchase shares under the Purchase Plan will be assumed or equivalent rights substituted by the successor corporation. If the successor corporation refuses to assume or substitute for such rights, the offering period during which a participant may purchase stock will be the business day immediately preceding the effective date of such event.

Amendment of the Purchase Plan. The board of directors has the power to amend, suspend or terminate the Purchase Plan, provided that, to the extent required by Code Section 423 or any applicable law or regulation, any amendment that would increase the number of shares available under the Purchase Plan, modify the class of employees eligible to participate in the Purchase Plan or otherwise require shareholder approval must be approved by our shareholders. The Compensation Committee may also amend the Purchase Plan, provided that such amendment does not require shareholder approval pursuant to Code Section 423 or any applicable law or regulation.

Term of the Plan. The Purchase Plan will continue in effect until June 30, 2019, unless sooner terminated by the board of directors.

Federal Income Tax Consequences

The Company intends that the Purchase Plan qualify as an "employee stock purchase plan" under Code Section 423. The following discussion is only a brief summary of the material federal income tax consequences to the Company and the participating employees in the United States in connection with the Purchase Plan. The discussion is general in nature and does not address issues relating to the income tax circumstances of any individual employee or any employee who is subject to taxation outside the United States. The discussion is based on the Code, applicable Treasury regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement and is, therefore, subject to future changes in the law, possibly with retroactive effect.  The discussion does not address the consequences of state, local or foreign tax laws. Participants are urged to consult their tax advisers regarding the consequences of participation in the Purchase Plan (including state, local or foreign consequences) based on their particular circumstances.

Under the Code, the Company is deemed to grant participants an "option" on the first day of each offering period to purchase as many shares of common stock as the participant will be able to purchase with the payroll deductions credited to his or her account during the offering period. On the last day of each offering period, the purchase price is determined and the participant is deemed to have exercised the "option" and to have purchased the number of shares of common stock his or her accumulated payroll deductions will purchase at the purchase price on the last day of the offering period.

The amounts deducted from a participating employee's compensation pursuant to the Purchase Plan will be included in the employee's compensation and will be subject to federal income and employment tax.  Generally, no additional income will be recognized by the employee either at the beginning of the offering period or when the employee purchases shares of common stock pursuant to the Purchase Plan.

The required holding period for favorable federal income tax treatment upon disposition of common stock acquired under the Purchase Plan is the later of (i) two years after the deemed "option" is granted (the first day of the relevant offering period), and (ii) one year after the deemed "option" is exercised and the common stock is purchased (the last day of the relevant offering period). When the common stock is disposed of after this period, or after the employee's death if the employee dies while holding the common stock (a "qualifying disposition"), the employee (or in the case of death the employee's estate) realizes ordinary income to the extent of the lesser of (a) the amount by which the fair market value of the common stock at the time the deemed "option" was granted exceeded the purchase price and (b) the amount by which the fair market value of the common stock at the time of the disposition exceeded the purchase price. The purchase price is generally equal to 85% of the lesser of the fair market value of the common stock on the first day of the offering period and the fair market value of the common stock on the last day of the offering period. Any further gain recognized on a qualifying disposition will be long-term capital gain. If the sale price is less than the option price, there is no ordinary income and any loss recognized generally will be a long-term capital loss.

When an employee sells or disposes of the common stock acquired under the Purchase Plan (including by way of most gifts) before the expiration of the required holding period (a "disqualifying disposition"), the employee generally will recognize ordinary income to the extent of the difference between the purchase price for the common stock and the fair market value of the common stock at the date the option was exercised (the last day of an offering period), regardless of the price at which the common stock is sold. Any additional gain recognized upon the disqualifying disposition will be capital gain. The capital gain will be long-term if the employee held the shares more than 12 months. If the sale price is less than the fair market value of the common stock at the date of exercise, then the employee will have a capital loss equal to such difference.

 Even though an employee must treat part of his or her gain on a qualifying disposition of common stock acquired under the Purchase Plan as ordinary income, the Company may not take a business deduction for such amount. However, if an employee makes a disqualifying disposition of common stock acquired under the Purchase Plan, the amount of income that the employee must report as ordinary income generally qualifies as a business deduction for the Company for the year of such disposition, subject to the limitations imposed under the Code.

Plan Benefits

Because participation in the Purchase Plan is entirely within the discretion of the eligible employees, a new plan benefits table, as described in the federal proxy rules, is not provided. Because the Company cannot predict the participation levels by employees, the rate of employee contributions or the eventual purchase price under the Purchase Plan, it is not possible to determine the value of benefits that may be obtained by executive officers and other employees under the Purchase Plan. Non-employee directors are not eligible to participate in the Purchase Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
APPROVAL OF THE 2009 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 3

 RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our board of directors has selected KPMG to continue as our independent registered public accounting firm for the fiscal year ending December 31, 2009.  KPMG has audited our accounts since July 28, 1995.  The board of directors is submitting the Audit Committee's selection of KPMG to the shareholders for ratification.

Appointment of our independent registered public accounting firm is not required to be submitted to a vote of our shareholders for ratification.  However, our board of directors has chosen to submit this matter to the shareholders as a matter of good corporate practice.  If the shareholders fail to ratify the appointment, the Audit Committee of our board of directors will reconsider whether to retain KPMG, and may retain KPMG or another firm without resubmitting the matter to our shareholders.  Even if the appointment is ratified, the Audit Committee of our board of directors may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company.

The following table presents the aggregate fees for professional audit services rendered by KPMG for the audit of our annual financial statements for 2008 and 2007, and fees billed for other services rendered by KPMG.

	2008	2007
Audit fees (1)	$1,300,000	$1,869,500
Tax fees (2)	325,940	320,205
Total	$1,625,940	$2,189,705

(1)
KPMG’s aggregate fees billed for the audit of the annual consolidated financial statements and the internal controls over financial reporting, three quarterly reviews on Form 10-Q and services for registration statements and comfort letters.

(2)	KPMG’s aggregate fees billed for professional services rendered for tax compliance, including tax services related to the Summerville acquisition.

Our Audit Committee has considered whether KPMG’s provision of non-audit services is compatible with maintaining the independence of KPMG.  Our Audit Committee’s written charter requires that all services KPMG may provide to us, including audit services and permitted audit-related services, be approved in advance by the Audit Committee.  In the event that an audit or non-audit service requires approval prior to the next scheduled meeting of the Audit Committee, the Chairman of the Audit Committee can approve the services.  The Chairman’s approval of such services will be reported to the Audit Committee at its next scheduled meeting.  In 2008 and 2007, 100% of all services provided by KPMG were pre-approved by the Audit Committee or the Chairman of the Audit Committee in accordance with the above policy.

A representative of KPMG is expected to be present at the annual meeting with the opportunity to make a statement, if the representative so desires, and is expected to be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE RATIFICATION OF KPMG AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE.

Independence of the Board of Directors

Section 303A.01 of the New York Stock Exchange Listed Company Manual (the “NYSE Manual”) requires that a majority of the members of our board of directors qualify as independent, as defined by Section 303A.02 of the NYSE Manual.  Our board of directors reviewed the independence of our directors in accordance with the applicable standards of the New York Stock Exchange, as well as other applicable laws and regulations.  In the case of directors who serve on our Audit Committee, our board of directors also review their independence under Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act.  In order to be defined as “independent,” a director, among other things, must not be an employee of the company, must not be an immediate family member of an executive officer, and must not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of director.

Our board of directors has determined that a majority of the members of our board of directors qualify as “independent”.  These directors are Bruce L. Busby, Charles P. Durkin, Jr., Stuart Koenig, Richard Macedonia, Robert E. Marks, and David W. Niemiec.

Board Attendance

During 2008, there were nine meetings of the board of directors.  All board members attended at least 94% of the aggregate number of meetings of the board of directors and each committee of which he was a member.  We do not have a specific policy requiring director attendance at the annual meeting; however, we encourage our directors to be present at the annual meeting and available to answer shareholder questions.  All of our directors attended last year’s annual meeting.

Information on Committees of the Board of Directors and Meetings

The board of directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.

The Audit Committee.   Section 303A.07 of the NYSE Manual requires that our Audit Committee must consist of a minimum of three members, all of which must satisfy the independence standards of Section 303A.02 of the NYSE Manual and the applicable rules promulgated by the Securities and Exchange Commission (the “SEC”), must be financially literate and at least one member of which must have accounting or related financial management expertise.  Our Audit Committee consists of Messrs. Busby (Chairman), Macedonia, and Marks, (T. Michael Young served on the Audit Committee through November 13, 2008, when he resigned) each of whom are independent within the meaning of Section 303A.02 of the NYSE Manual and the applicable rules promulgated by the SEC.  The Audit Committee met five times during 2008.

The Audit Committee selects and retains an independent registered public accounting firm to audit the annual financial statements, approves the terms of the engagement of the independent registered public accounting firm and reviews and approves the fees charged for audits and for any non-audit assignments.  The Audit Committee’s responsibilities also include overseeing (1) the integrity of the financial statements and internal controls over financial reporting, which includes reviewing the scope and results of the annual audit by the independent registered public accounting firm, any recommendations of the independent registered public accounting firm resulting from the annual audit and management’s response thereto, and the accounting principles being applied by Emeritus in financial reporting, (2) compliance with legal and regulatory requirements, (3) the independent registered public accounting firm’s qualifications and independence, (4) the satisfactory performance of the independent registered public accounting firm in providing the agreed upon services, and (5) such other related matters as may be assigned to it by our board of directors.  The board of directors has adopted a written charter for the Audit Committee, a copy of which is posted on the Company’s website at http://www.emeritus.com/Investors.

The board of directors has determined that essrs. Marks, Macedonia, and Busby each qualify as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC and that all members of the Audit Committee are financially literate and independent in accordance with the requirements of the SEC and the New York Stock Exchange.

Compensation Committee.   Section 303A.05 of the NYSE Manual requires that our Compensation Committee consist of entirely independent directors.  The Compensation Committee consists of Messrs. Marks (Chairman), Busby, Durkin, and Koenig, all of whom are independent within the meaning of Section 303A.02 of the NYSE Manual and the applicable rules promulgated by the SEC.  The Compensation Committee held five meetings during 2008.

Our Compensation Committee is responsible for administering our executive compensation programs including salaries, incentives, and other forms of compensation for directors, officers, and our other key employees, and making recommendations with respect to such programs to the board of directors; administering the equity incentive plans; and recommending policies relating to benefit plans to the board of directors.  The board of directors has adopted a written Compensation Committee charter that is available at our website at http://www.emeritus.com/Investors.  The Compensation Committee’s charter allows it to delegate its authority in appropriate circumstances to subcommittees or one or more members of the board of directors or Emeritus officers.

In August 2007, our board of directors established a subcommittee for qualified performance-based compensation that currently consists of two non-employee directors, Mr. Busby and Mr. Marks.  This subcommittee has the responsibility of approving equity awards to executive officers and directors for which the exemption provided under Rule 16b-3 under the Exchange Act is sought, approving any performance-based compensation paid or awarded to Section 162(m) covered employees, and approving equity awards or other performance-based compensation paid or awarded to other employees.  The subcommittee met once in 2008.

In 2008, we retained compensation consultants Watson Wyatt Worldwide to provide information on compensation in order to facilitate decision making for the overall compensation strategy for our executives.  This information consisted of a peer group proxy study, general healthcare industry market data, benchmarks for stock option issuances, and recommendations on types of equity awards for executive compensation.  Watson Wyatt Worldwide also provided compensation consulting services to Emeritus during 2008 for market review and analysis of overhead positions along with salary grade adjustments. Management of Emeritus furnished the data provided by Watson Wyatt Worldwide to the Compensation Committee.

Although the Compensation Committee determines the compensation and other terms of employment of the named executive officers and other executives, the Compensation Committee also relies upon the recommendations of the Co-Chief Executive Officers in matters related to the individual performance of the other executive officers because the Compensation Committee believes that the Co-Chief Executive Officers are the most qualified to make this assessment.  The Compensation Committee then reviews and considers these recommendations in its deliberations, taking into account the executive officer’s success in achieving individual performance goals and objectives, and the performance goals and objectives deemed relevant.

Nominating and Corporate Governance Committee.   Section 303A.04 of the NYSE Manual requires that our Nominating and Corporate Governance Committee consist of entirely independent directors.  Our Nominating and Corporate Governance Committee consists of Messrs. Niemiec (Chairman), Busby, and Macedonia, all of whom are independent within the meaning of Section 303A.02 of the NYSE Manual and the applicable rules promulgated by the SEC (T. Michael Young served on the Nominating and Corporate Governance Committee through November 13, 2008, when he resigned).  It held two meetings during 2008.

The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of the board of directors, approving and recommending director candidates to the board of directors, developing and recommending to the board of directors our corporate governance principles and policies, and monitoring compliance with these principles and policies.  The Nominating and Corporate Governance Committee charter establishes director selection guidelines (the “Director Selection Guidelines”) for guidance in determining qualification requirements for directors, board composition criteria, and the procedure for the selection of new directors.  The Director Selection Guidelines are attached as an exhibit to our Nominating and Corporate Governance Committee charter, which can be found on our website at http://www.emeritus.com/Investors.  In accordance with the Director Selection Guidelines, the Committee will review the following considerations, among others, in its evaluation of candidates for nomination:  personal and professional ethics, training, commitment to fulfilling the duties of the board of directors, commitment to understanding our business, commitment to engaging in activities in our best interests, independence, diversity, industry knowledge and contacts, financial or accounting expertise, leadership qualities, public company board of director and committee experience, and other relevant qualifications.  A director candidate’s ability to devote adequate time to board of directors and committee activities is also considered.

The Nominating and Corporate Governance Committee will consider candidates recommended by shareholders.  Shareholders wishing to suggest director candidates should submit their suggestions in writing to the Chairperson of the Nominating Committee, c/o our Corporate Secretary, providing the candidate’s name, biographical data, and other relevant information outlined in the Director Selection Guidelines.  The Committee will review shareholder-recommended nominees based on the same criteria as its own nominees.  Shareholders who intend to nominate a director for election at the 2010 Annual Meeting of Shareholders must provide advance written notice of such nomination to the Corporate Secretary in the manner described below under “Shareholder Proposals.” To date, Emeritus has not received any recommendations from shareholders requesting that the board of directors consider a candidate for inclusion among the slate of nominees in this proxy statement.

Shareholder Communications with the Board of Directors

Shareholders may contact the board of directors as a group or any individual director by sending written correspondence to the following address: Board of Directors, Attn: Corporate Secretary, Emeritus Corporation, 3131 Elliott Avenue, Suite 500, Seattle, Washington 98121.  Shareholders should clearly specify in each communication the name(s) of the group of directors or the individual to whom the communication is addressed.

Code of Conduct, Code of Ethics and Reporting of Concerns

We have adopted a Code of Conduct that provides ethical standards and policies applicable to all of our officers, employees and directors in the conduct of their work.  The Code of Conduct requires that our officers, employees, and directors avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in our best interest.

We have also adopted a Code of Ethics for our Co-Chief Executive Officers, our Chief Financial Officer, our Chief Operating Officer, our Principal Accounting Officer and our Controller.  This Code of Ethics supplements our Code of Conduct and is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with laws as well as other matters.

The Code of Conduct and the Code of Ethics are available at our website at http://www.emeritus.com/Investors.

We have also established procedures for the confidential and anonymous submission and receipt of complaints regarding accounting and auditing matters, conflicts of interests, securities violations and other matters.  These procedures provide substantial protections to employees who report company misconduct.

Compensation Committee Interlocks and Insider Board Participation

The Compensation Committee is comprised of Messrs. Marks, Busby, Durkin and Koenig, all of whom served on the committee during 2008.  None of the members of the Compensation Committee were an officer or employee of Emeritus during 2008, and none of such members is a former officer of Emeritus.  Mr. Durkin is a member of Saratoga Associates IV, the general partner of Saratoga Partners IV, L.P, which together with related entities, beneficially owns approximately 12.0% of our common stock.  We have entered into a number of transactions with the Saratoga entities which are described in the section entitled, "Transactions with Related Persons" beginning on page 35 of this proxy statement. Mr. Koenig is a Partner and the Chief Financial Officer of the Apollo Real Estate Investment Funds III and IV, which we refer to as AREIF, which collectively beneficially own approximately 19.7% of our common stock. We have entered into a transaction with AREIF that is described in the section entitled, "Transactions with Related Persons" beginning on page 39 of this proxy statement.

Executive Officers

The following table presents certain information about our executive officers. On February 18, 2009, as described in our Current Report on Form 8-K, we announced that Justin Hutchens, our Executive Vice President and Chief Operating Officer, had resigned his position effective March 17, 2009.

Name	Age	Position

Daniel R. Baty	65	Chairman of the Board and Co-Chief Executive Officer
Granger Cobb	48	President and Co-Chief Executive Officer
Raymond R. Brandstrom	56	Executive Vice President of Finance, Secretary,
		and Chief Financial Officer
Melanie Werdel	38	Executive Vice President - Administration
Budgie Amparo	45	Senior Vice President - Quality and Risk Management
John Cincotta	46	Senior Vice President - Sales
Jim L. Hanson	54	Senior Vice President - Financial Services and Controller
Eric Mendelsohn	47	Senior Vice President - Corporate Development
Martin D. Roffe	61	Senior Vice President - Financial Planning
Jayne Sallerson	46	Senior Vice President - Marketing
Leo Watterson	56	Vice President-Corporate Accounting and Chief Accounting Officer

For biographical information for Messrs. Baty, Cobb and Brandstrom, please refer to the section entitled “Proposal 1 - Election of Directors” on page 6.

Melanie Werdel has served as Executive Vice President-Administration since joining Emeritus in September 2007, upon completion of the Summerville acquisition.  Ms. Werdel previously served as Senior Vice President, Administration for Summerville overseeing corporate compliance, licensing standards and requirements and Summerville’s overall risk management and operational policies and procedures.  Prior to joining Summerville in 1998, she served as the Vice President of Administration for Cobbco, Inc., a California-based assisted living and skilled nursing company founded by Mr. Cobb.  Ms. Werdel has over 15 years of long-term care management experience and served as the immediate past CALA.  Ms. Werdel serves on the Government Relations Executive Roundtable for ALFA. Ms. Werdel is the sister of Mr. Cobb.

Budgie Amparo has served as Senior Vice President-Quality and Risk Management since joining Emeritus in September 2007, upon completion of the Summerville acquisition.  Previously, Mr. Amparo served Summerville as Vice President of Quality and Risk Management from 2002 until we completed the Summerville acquisition.  Mr. Amparo is a registered nurse with a master’s degree in nursing, and has 21 years of combined healthcare experience in nursing education, acute care, skilled nursing, and assisted living.  Prior to joining Summerville, Mr. Amparo worked for Kaiser Permanente where he opened Kaiser Permanente's first sub-acute skilled nursing facility in Northern CA in 2002.  He also spent 10 years with Mariner Post-Acute Network in a variety of positions including overseeing Quality Assurance, clinical operations and regulatory compliance for over 40 skilled nursing facilities in 11 states.  Mr. Amparo is the chair of the Clinical Executive Roundtable for ALFA and is on the Board of Examiners for the American Health Care Association and National Center for Assisted Living Quality Awards for 2008.

John Cincotta has served as Senior Vice President-Sales since September 2008. Mr. Cincotta joined Emeritus in 1997 as National Director of New Developments and became the National Sales and Marketing Training Director in 1999.  He was promoted to National Director of Sales and Marketing in 2000 and to Senior Vice President—Sales and Marketing in September 2007.   Mr. Cincotta has 18 years experience in the healthcare industry, including five years in skilled nursing and 10 years in assisted living.  Prior to joining Emeritus, Mr. Cincotta served as Divisional Sales and Marketing Director for Beverly Enterprises for the states of California and Washington and as the Regional Director of Sales and Marketing for The Hillhaven Corporation.  Mr. Cincotta serves on the Sales and Marketing Executive Roundtable for ALFA.

Jim L. Hanson has served as Senior Vice President—Financial Services and Controller since September 2007.  Mr. Hanson joined Emeritus in April 2000 and served as our Director of Financial Services.  Prior to joining Emeritus, Mr. Hanson held various accounting, financial, and administrative positions spanning a 21-year career with Pepsico, Inc.  He is currently responsible for the overall management of the Accounting and I.T. departments at Emeritus headquarters in Seattle, Washington.  Mr. Hanson has over 30 years of experience in the financial services field.

Eric Mendelsohn has served as Senior Vice President—Corporate Development since September 2007.  Mr. Mendelsohn joined Emeritus as Director of Real Estate and Legal Affairs in February of 2006.  He is currently responsible for the acquisition, development and financing of new and existing Emeritus buildings. Mr. Mendelsohn has over 21 years of experience in real estate and related financing and is a member of the bar in both Washington State and Florida.  Prior to joining Emeritus he served as a Transaction Officer for the University of Washington where he managed the acquisition, leasing and financing of healthcare properties for the School of Medicine as well as other property needs for University of Washington clients.

Martin D. Roffe has served as Senior Vice President—Financial Planning since September 2007.  Mr. Roffe joined Emeritus as Director of Financial Planning in March 1998, and was promoted to Vice President of Financial Planning in October 1999.  Mr. Roffe has 34 years experience in the acute care, long-term care, and senior housing industries.  Prior to joining Emeritus, from May 1987 until February 1996, Mr. Roffe served as Vice President of Financial Planning for The Hillhaven Corporation, where he also held the positions of Senior Application Analyst and Director of Financial Planning.

Jayne Sallerson has served as Senior Vice President—Marketing since September 2008.  Ms. Sallerson joined Emeritus as Vice President of Marketing in September of 2007.  Prior to joining Emeritus, Ms. Sallerson served as a Regional Director of Sales and Marketing for Summerville from 2000 to 2003 and was appointed to Vice President of Sales and Marketing in 2003.  Ms. Sallerson has 24 years of sales and marketing experience in the healthcare and senior industry.  Prior to senior living, Ms. Sallerson worked in skilled nursing, durable medical equipment and rehabilitation in various sales and marketing roles.  Ms. Sallerson is the current chair for the Sales and Marketing Executive Roundtable for ALFA and is a member of the organization's Operational Excellence Panel.

Leo Watterson is a certified public accountant and joined Emeritus as Director of Corporate Accounting in February 2005.  Mr. Watterson has over 29 years of experience in the long-term care and senior housing industries.  Prior to joining Emeritus, Mr. Watterson spent four years in public accounting with a focus on audits of healthcare entities, served 12 years with The Hillhaven Corporation and nine years with Sun Healthcare Group, another operator of long-term care facilities, pharmacies, and retirement housing communities.  Mr. Watterson became our Vice President-Corporate Accounting and Chief Accounting Officer upon completion of the Summerville acquisition.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 23, 2009, certain information with respect to the beneficial ownership of our common stock and our subordinated convertible debentures (on an as-converted basis) by:

•	each person that we know owns more than 5% of our common stock,

•	each of our directors,

•	each current officer named in the Summary Compensation Table below, and

•	all current directors and executive officers as a group.

Beneficial ownership is determined in accordance with rules of the SEC and includes shares over which the indicated beneficial owner exercises voting and/or investment power.  Shares of common stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options, but are not deemed outstanding for computing the percentage ownership of any other person.  Except as otherwise indicated, we believe the beneficial owners of the common stock listed below, based on information furnished by them, have sole voting and investment power with respect to the shares listed opposite their names.  Unless otherwise indicated, the following officers, directors and shareholders can be reached at the principal offices of Emeritus.

The table includes the beneficial ownership of the subordinated convertible debentures as converted into common stock and shares of stock options currently exercisable or exercisable within 60 days.

	Shares of Emeritus Common Stock
Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Named Executive Officers

Daniel R. Baty (2)(3) c/o Emeritus Corporation 3131 Elliott Avenue, Suite 500 Seattle, WA 98121	6,200,139	15.8%

Granger Cobb (4)	695,818	1.8%

Raymond R. Brandstrom (5)	641,576	1.6%

Budgie Amparo (6)	10,500	*

Justin Hutchens (7)	35,032	*

Melanie Werdel (8)	26,208	*

Directors

Stanley L. Baty (3)(9) c/o Emeritus Corporation 3131 Elliott Avenue, Suite 500 Seattle, WA 98121	3,959,620	10.1%

Bruce L. Busby (10)	60,000	*

Charles P. Durkin, Jr. (11) 535 Madison Avenue New York, NY 10022	4,572,379	11.7%

Stuart F. Koenig (12)	10,000	*

Richard W. Macedonia (13)	2,500	*

Robert E. Marks (14)	25,000	*

David W. Niemiec (15)	96,408	*

More than 5% Shareholders

The Apollo Funds (16) c/o AREIF 60 Columbus Circle, 20th Floor New York, NY 10023	7,701,104	19.7%

Brandon D. Baty (3)(17) 600 University Street, Suite 2500 Seattle, WA 98101	3,989,720	10.2%

B.F., Limited Partnership (18) Columbia-Pacific Group, Inc. 3131 Elliott Avenue, Suite 500 Seattle, WA 98121	3,651,920	9.3%

FMR LLC (19) 82 Devonshire Street Boston, MA 02109	5,088,170	13.0%

Saratoga Partners IV, L.P. (20) 535 Madison Avenue New York, NY 10022	4,697,646	12.0%

Wasatch Advisors, Inc (21) . 150 Social Hall Avenue Salt Lake City, UT 84111	3,468,627	8.9%

All directors and executive officers as a group (18 persons) (3)(11)(22)	12,566,689	31.4%

*	Less than 1%.

(1)	Based on 39,138,402 outstanding shares as of March 23, 2009.

(2)	Includes 2,215,420 shares and options exercisable within 60 days for the purchase of 79,999 shares held directly.

(3)
Also includes 3,904,720 shares held indirectly, consisting of 3,651,920 shares held by B.F., Limited Partnership (“B.F.”) and 252,800 shares held by Columbia-Pacific Opportunity Fund (“CPOF”).  Columbia Pacific Advisors, LLC (“CPA”) is the general partner of CPOF. Daniel R. Baty, Stanley L. Baty and Brandon D. Baty are managers and members of CPA and limited partners of CPOF.  Columbia-Pacific Group, Inc. (“CPG”) is the general partner of B.F., which is wholly owned by Daniel R. Baty and controlled by Mr. Baty and his sons Stanley L. Baty, who is a director of the Company, and Brandon D. Baty.  Daniel R. Baty, Stanley L. Baty and Brandon D. Baty are also each limited partners of B.F.  Daniel R. Baty, Stanley L. Baty and Brandon D. Baty each disclaim beneficial ownership of the shares held by B.F. and CPOF except to the extent of their respective pecuniary interests in such shares.

(4)	Includes options exercisable within 60 days for the purchase of 200,000 shares.

(5)	Includes options exercisable within 60 days for the purchase of 249,501 shares.

(6)	Includes options exercisable within 60 days for the purchase of 7,500 shares.

(7)	Includes options exercisable within 60 days for the purchase of 25,000 shares. Mr. Hutchens resigned as of March 17, 2009.

(8)	Includes options exercisable within 60 days for the purchase of 10,000 shares.

(9)
Includes 22,400 shares and options exercisable within 60 days for the purchase of 32,500 shares held directly.  In addition, of the shares held as described in footnote 3 above, 41,084 shares are attributable to a trust for the benefit of Brandon D. Baty’s children, of which Stanley L. Baty serves as sole trustee, and 85,455 shares are attributable to trusts for the benefit of Stanley L. Baty’s children of which Brandon D. Baty serves as sole trustee, in each case as a result of such trusts’ ownership of limited partnership interests in B.F.  Stanley L. Baty disclaims beneficial ownership of the shares held by the trusts.

(10)	Includes options exercisable within 60 days for the purchase of 40,000 shares.

(11)
Includes (i) 4,401,830 shares of outstanding common stock held by or voted by Saratoga Partners IV, L.P., of which Mr. Durkin is a principal, (ii) 59,807 shares of common stock held directly, (iii) 62,742 shares of outstanding common stock which are held by Saratoga Management Company LLC as agent and attorney-in-fact for Mr. Durkin, but over which Mr. Durkin exercises voting and dispositive control, and (iv) options exercisable by Mr. Durkin within 60 days for the purchase of 48,000 shares.

(12)	Includes options exercisable within 60 days for the purchase of 10,000 shares.

(13)	Includes options exercisable within 60 days for the purchase of 2,500 shares.

(14)	Includes options exercisable within 60 days for the purchase of 25,000 shares.

(15)
Includes (i) 27,381 shares of outstanding common stock which are held by Saratoga Management Company LLC as agent and attorney-in-fact for Mr. Niemiec, but over which Mr. Niemiec exercises voting and dispositive control, (ii) options exercisable by Mr. Niemiec within 60 days for the purchase of 48,000 shares, and (iii) 21,027 shares held directly.

(16)
Based on Amendment No. 1 to Schedule 13D filed by the Apollo Funds and its affiliates on January 23, 2009, indicating beneficial ownership as of December 31, 2008.  According to such filing, the Apollo Funds reported that it and its related entities beneficially own 7,701,104 shares of outstanding common stock held or voted by Apollo Funds and its affiliates.  Stuart Koenig, an Emeritus director, is the Vice President of Apollo Real Estate Capital Advisors III, Inc., the general partner of Apollo Real Estate Investment Fund, L.P., the sole member of AP Summerville, LLC.

(17)
Includes 85,000 shares held directly.  In addition, of the shares held as described in footnote 3 above, 41,084 shares are attributable to a trust for the benefit of Brandon D. Baty’s children, of which Stanley L. Baty serves as sole trustee, and 85,455 shares are attributable to trusts for the benefit of Stanley L. Baty’s children of which Brandon D. Baty serves as sole trustee, in each case as a result of such trusts’ ownership of limited partnership interests in B.F. Limited Partnership Brandon D. Baty disclaims beneficial ownership of the shares held by the trusts.

(18)
CPG is the general partner of B.F. Limited Partnership, which is wholly owned by Daniel R. Baty and controlled by Mr. Baty and his sons Stanley L. Baty, who is a director of the Company, and Brandon D. Baty.  Daniel R. Baty, Stanley L. Baty and Brandon D. Baty are also each limited partners of B.F.  Daniel R. Baty, Stanley L. Baty and Brandon D. Baty each disclaim beneficial ownership of the shares held by B.F. except to the extent of their respective pecuniary interests in such shares.

(19)
Based on Amendment No. 3 to Schedule 13G filed by FMR LLC on February 17, 2009, indicating beneficial ownership as of December 31, 2008.  According to such filing, FMR LLC reported that it and its related entities have sole voting power with respect to 415,060 shares and sole dispositive power with respect to 5,088,170 shares.

(20)
Includes 4,697,646 shares currently held or voted by Saratoga Partners and its affiliate.  Mr. Durkin, an Emeritus director, is a principal of Saratoga Partners IV, L.P.  Until November 2001, Mr. Niemiec, another Emeritus director, was also a principal of Saratoga Partners and its affiliates.

(21)
Based on Amendment No. 1 to Schedule 13G filed by Wasatch Advisor, Inc. on February 17, 2009, indicating beneficial ownership as of December 31, 2008.  According to such filing, Wasatch Advisors has sole voting and dispositive power with respect to all shares.

(22)	Includes options exercisable within 60 days for the purchase of 886,088 shares. (Includes options described in footnotes 2 and 4 through 15 above.)

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about securities authorized for issuance under our existing equity compensation plans and arrangements as of December 31, 2008, including the 2006 Equity Incentive Plan (the “2006 Plan”), the Amended and Restated 1995 Stock Incentive Plan (“1995 Plan”), and the Amended and Restated Stock Option Plan for Nonemployee Directors (the “Directors Plan”).  These plans are described in Note 10 “Stock Plans” to “Notes to Consolidated Financial Statements” included in our 2008 Annual Report on Form 10-K filed with the SEC on March 16, 2009.

				Number of shares remaining		Total of
	Number of shares to be		Weighted-average	available for future issuance		shares
	issued upon exercise of		exercise price of	under equity compensation		reflected in
	outstanding options,		outstanding options,	plans (excluding shares		columns (a)
	warrants and rights		warrants and rights	reflected in column (a))		and (c)
Plan Category	(a)		(b)	(c)		(d)

Equity compensation plans
approved by shareholders	2,840,652	(1)	$16.30	876,892	(2)	3,717,544

Equity compensation plans
not approved by shareholders	-		-	-		-
Total	2,840,652		$16.30	876,892		3,717,544

(1)	Includes shares subject to stock options under the 2006 Plan, the 1995 Plan, which expired with respect to new grants in September 2005, and the Directors Plan.

(2)
Represents 810,392 shares available for grant under the 2006 Plan and 66,500 shares available for grant under the Directors Plan.  No additional shares remain available for issuance under our Amended 1998 Employee Stock Purchase Plan.  This column does not include 400,000 shares that will become available for issuance if shareholders approve the 2009 Employee Stock Purchase Plan.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Overview

The Compensation Committee has responsibility for setting the overall compensation strategy for Emeritus and aligning it to our business goals.  This includes determining the compensation of our executive officers, including those named in the Summary Compensation Table below (the “named executive officers”), overseeing the equity incentive plans and other benefit plans and ensuring that all Emeritus compensation programs are reasonable and competitive.

In 2008, the management of Emeritus retained compensation consultants Watson Wyatt Worldwide to provide a variety of information on compensation in order to facilitate decision making for the overall compensation strategy.  This information consisted of a peer group proxy study, general healthcare industry market data, benchmarks for stock option issuances, and recommendations on types of equity awards for executive compensation.  Watson Wyatt Worldwide also provided compensation consulting services to Emeritus during 2008 for market review and analysis of overhead positions along with salary grade adjustments. Management of Emeritus furnished the data provided by Watson Wyatt Worldwide to the Compensation Committee.

Executive Compensation Program Objectives

Our executive compensation program is designed to attract quality executive personnel who are capable of leading us to the accomplishment of our strategic and financial performance objectives and to retain and motivate these executives in order to achieve superior performance.  Thus, our executive program offers competitive compensation opportunities that link executive compensation to individual and Company performance and that align the executives’ financial interests with those of our shareholders.

The compensation program generally follows these guidelines:

•	Implementation of competitive pay practices that take into account the compensation practices of companies in our industry;

•	A pay-for-performance component designed to reward the named executive officers and other executives for achievement of individual and annual corporate financial goals; and

•
Equity-based incentives designed to motivate the named executive officers and other executives to achieve long-term strategic goals and to allow them to participate in the benefits they achieve for our shareholders.

We believe that a mix of both cash and equity-based compensation is effective in retaining and motivating our executive officers to accomplish our annual and long-term objectives. There is no set allocation made between cash and equity compensation but it usually is similar to market practice.

Role of Executive Officers in Compensation Decisions

Although the Compensation Committee determines the compensation and other terms of employment of the named executive officers and other executives, the Committee also relies upon the recommendations of the Co-Chief Executive Officers in matters related to the individual performance of the other executive officers because the Committee believes that the Co-Chief Executive Officers are the most qualified to make this assessment.  The Compensation Committee then reviews and considers these recommendations in its deliberations, taking into account the executive officer’s success in achieving individual performance goals and objectives, and the performance goals and objectives deemed relevant.

Executive Compensation Components

Executive compensation generally consists of three components:  base salary, cash bonuses, and long-term equity incentive awards.  The Compensation Committee has established each executive’s compensation package by considering the salaries of executive officers in similar positions in companies in the same industry as Emeritus and in related industries, the experience and contribution levels of the individual executive officer, and our financial performance.  The following surveys were reviewed by the Compensation Committee to assist in their decision making: the 2008 Mercer Executive Compensation Survey, 2008 Watson Wyatt Data Services Top Management Report—For Profit, and Accounting and Finance Report—For Profit.  Companies used for considering compensation levels include companies referred to collectively as our “peer group” as well as an additional ten companies in related fields.  The companies that comprised the review were selected based on being a part of the health services industry and for having similar gross revenue size, similar company employee size and similar executive positions in complexity and responsibility.  For 2008, the companies which comprised the review were as follows:

Advocat Inc.	Five Star Quality Care Inc.	Rehabcare Group Inc.
Assisted Living Concepts, Inc.	Kindred Healthcare Inc.	Res-Care Inc.
Brookdale Senior Living Inc.	National Healthcare Corp.	Skilled Healthcare Group Inc.
Capital Senior Living Inc.	Odyssey Healthcare Inc.	Sun Healthcare Group Inc.
Ensign Group, Inc.	Psychiatric Solutions Inc.	Sunrise Senior Living Inc.

The Summerville acquisition in 2007 and the creation of a new executive management team altered our compensation philosophy.  Base salaries for executive officers in the past had been designed to be less than those paid by competitors in our peer group.  These lower base salaries historically were combined with stock option grants so that a significant portion of the executives’ pay was tied to performance of our stock.  We now believe that base salaries should be at a level competitive with that of our peer  group in addition to a bonus plan and equity incentive awards.  We target these items to be within the 50th percentile of our peer group.  This change better reflects the size of our Company and the goals we have for company growth and believe it will allow us to retain quality executives. The Compensation Committee considers Company performance against objectives when determining salary changes, bonuses, or equity incentives.

Base Salaries.   Base salaries are established initially based on the experience, skills, knowledge, and responsibilities required of each executive officer, as well as market compensation trends.  As stated above, historically, these base salaries were designed to be less than those paid by competitors in our peer group.  With the Summerville acquisition, a new executive team was named, which caused a re-evaluation of the base salaries that remained below that of our peer group.  Base salaries are subject to annual review and adjustment, generally by April first of the year for all named executives except our Co-Chief Executive Officer Mr. Cobb.  Mr. Cobb’s base salary adjustment occurs in September as a part of the terms of his employment contract.  Individual and corporate goals along with the executive officer’s level of responsibility, competitive factors, and our internal policies regarding salary increases were considered regarding 2008 salary increases.  Merit-based salary increases for 2008 averaged 17% for the named executive officers.

Annual Cash Incentives.   Until 2006, the Compensation Committee had not established a regular annual incentive or bonus plan for executive officers, but awarded discretionary cash bonuses based on its review of individual performance and our financial results.  In fiscal 2006, a bonus program was established that gave our executive officers, including the named executive officers, the opportunity to earn cash bonuses based on corporate and individual performance.  For fiscal 2008, the bonus program gave our executive officers, including the named executive officers other than Mr. Cobb and Mr. Baty, our Co-Chief Executive Officers, the opportunity to earn cash bonuses for performance, based on the achievement of corporate financial performance goals and individual objectives for 2008.

Under the 2008 bonus program, the executive officers, other than the Co-Chief Executive Officers, had a targeted bonus of 40% to 50% of their base salary.  Of this targeted percentage, 50% of their targeted bonus was related to the corporate financial performance goal of the Company achieving an increase of $46.0 million from 2007 to 2008 in net income before interest, taxes, depreciation, amortization, rents and management fees (“EBITDARM”), adjusted for certain non-recurring items from the previous year.  The other 50% of the bonus target related to performance with respect to agreed-upon individual objectives.  These objectives were set based on Company priorities in individual departments and typically consisted of between five and ten goals for the year.  For 2008, all named executives had one common goal, which focused on creating an efficient, effective organization that achieves balanced performance in quantitative and qualitative measures.  With the completion of Summerville merger, the Company’s goal was the creation of an efficient and effective combined organization.

For 2008, Mr. Baty and Mr. Cobb had a targeted bonus of 75% of their base salary that was entirely based on corporate financial performance.  The corporate goal was a 3.5% increase from 2007 to 2008 in earnings before interest, taxes, depreciation and amortization (“EBITDA”).  Under the terms of Mr. Cobb’s employment agreement,  he has the ability to earn a cash bonus of up to 75% of his base salary upon the Company’s achievement of a 3.5% annual year-over-year increase in EBITDA.  Since Mr. Baty and Mr. Cobb’s responsibilities are similar, Mr. Baty’s targeted bonus was structured the same as Mr. Cobb’s.

The Compensation Committee evaluated the 2008 performance of its executive officers at its March 2009 meeting with input from the Co-Chief Executive Officers on the achievement of individual objectives by the executive officers.  When qualitative factors are involved in the determination of an individual’s performance, the Compensation Committee does make a subjective performance assessment, based on input from the Co-Chief Executive Officers.  In 2008, all of the executive officers assigned individual performance goals achieved them.  However, the corporate financial performance goal for the executive officers, other than the Co-Chief Executive Officers, was not achieved and no bonuses were awarded for that portion.  However, based on the recommendation of our Co-Chief Executive Officers and in recognition of the significant effort involved in the Summerville integration process, the Compensation Committee awarded the executive officers a discretionary bonus in lieu of an amount related to the corporate financial performance goal. These compensation decisions were made taking into account general compensation levels of other similarly situated companies and the compensation paid to our other senior executives.

Equity Compensation.   In 2008, Emeritus granted stock options to its executives at the director, vice president and above levels under its 2006 Plan.  We granted stock options in order to provide a long-term incentive opportunity that is directly linked to shareholder value, to provide a continuing incentive to maximize long-term value to shareholders, and to help make the executive’s total compensation competitive.  One factor the Committee considers before awarding a grant is whether the equity incentive will fall within the 50th percentile of the peer group.  The terms for these options were based on an analysis of how many options had been granted in the past to the named executive officers and other executive officers and on the estimated future value of the granted options.  These options have a ten-year term with vesting over four years, thus encouraging executives to remain in the long-term employment of our Company.  Our policy is to grant options that set the exercise price at the closing price of the common stock on the date of grant.  To encourage stock retention, all options were granted as incentive stock options to the maximum extent possible under the Internal Revenue Code.

In 2004, the Compensation Committee began to evaluate the effectiveness of stock options and other forms of equity compensation, including restricted stock grants and restricted stock units, in providing incentives as well as the costs and the accounting impact of these various alternatives.  The Committee continues to assess the effectiveness, cost, and reporting of long-term incentive compensation and believes that equity incentives may be a smaller component of executive compensation packages in future years.

Separation and Change in Control Arrangements.   To date, the Compensation Committee has not established formal separation and change in control arrangements with its executive officers.  In cases where the need arises for a separation plan, the Compensation Committee relies upon the recommendations of the Co-Chief Executive Officers in matters related to a specific individual.  The Compensation Committee then reviews and considers these recommendations in its deliberations.  The Compensation Committee entered into certain of these agreements in 2007, due to the retirement of certain officers, that allowed for those individuals to receive their base salary for a set number of months and, in some cases, thereafter to receive 60% of their base salary for another set number of months.  In addition, those officers also received additional compensation to cover medical insurance premiums.  The extent to which the Compensation Committee will continue to provide similar types of arrangements will be decided on a case-by-case basis.  No such arrangements were entered into during 2008.

Retirement Benefits.   We do not provide pension plan benefits to our named executive officers.  Emeritus does provide its executive officers, at the level of director and above, the opportunity to participate in a nonqualified deferred compensation plan.  This plan is intended to restore benefits not available to certain executives under the Company's 401(k) plan due to Internal Revenue Service limitations imposed on that plan.  The Nonqualified Deferred Compensation Plan allows a participant to defer receipt of a portion of his or her salary and bonus, which is invested in the executive’s choice of up to eight investment options.  The named executive officers and other plan participants receive a mandatory employer contribution of up to 25% of their contributions that is immediately vested.  In addition, there is a discretionary employer match of up to an additional 75% of contributions.  The Compensation Committee, which is required to approve the discretionary match, chose to have no match in 2008 due to the current economic conditions.

Perquisites.   We provide our named executive officers with limited perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with our overall compensation program.  In 2008, the named executive officers received an auto allowance of $500 per month, paid parking, health care insurance, a personal life insurance policy in the amount of $500,000, and long-term disability insurance.

2008 Executive Compensation Discussion

Co-Chief Executive Officer, Daniel R. Baty

Mr. Baty, our Co-Chief Executive Officer and a founder of Emeritus, beneficially owns shares (directly and indirectly) and holds exercisable options representing approximately 15.8% of our common stock.  Because of his equity stake, Mr. Baty chose to receive no base salary until 2003.  This compensation pattern was established prior to our initial public offering and the Compensation Committee continued it through 2002, recognizing that Mr. Baty’s principal compensation would be the inherent value of his equity stake.  In past years, the Compensation Committee has granted options to Mr. Baty consistent with grants to other executive officers.  In 2003, however, the Compensation Committee and Mr. Baty reconsidered this practice.  The Compensation Committee recognized that Emeritus had grown significantly in size and complexity in the last several years, and that Mr. Baty had made a substantial contribution to progress in stabilizing the business and improving cash flow.  The Compensation Committee recognized Mr. Baty’s significant investment in Emeritus, as well as his role as a party in a number of transactions having to do with the acquisition, financing, and management of Emeritus assisted living communities.  These “related party transactions,” which are described in “Transactions with Related Persons,” have been considered and approved by a special committee of independent directors.  In view of these factors, the Compensation Committee concluded that Mr. Baty’s contribution as Chief Executive Officer should properly be evaluated separately from his ownership position and his other relationships with us and should be consistent with the compensation for chief executive officers of other companies in similar circumstances.  The Compensation Committee established a base salary of $300,000 for 2004 and 2005 and agreed to increase his base salary 16.7% to $350,000 for 2006.  Upon completion of our acquisition of Summerville, Mr. Baty became the Co-Chief Executive Officer.  Mr. Baty’s base salary for 2007 increased approximately 5% from the previous year.  In 2008, Mr. Baty’s base salary was increased to $630,000 which equals the competitive salary of a Co-Chief Executive Officer. Mr. Baty’s cash bonus target was 3.5% of the year-over-year increase in EBITDA, up to 75% of base salary for 2008. Mr. Baty earned a cash bonus of $460,000 in 2008.

President and Co-Chief Executive Officer, Granger Cobb

Mr. Cobb, our President and Co-Chief Executive Officer, beneficially owns shares (directly and indirectly) and holds exercisable options representing 1.8% of our common stock.  Upon completion of the Summerville acquisition, Emeritus entered into an employment agreement with Mr. Cobb to become the President and Co-Chief Executive Officer.  The agreement is for an initial period of four years with the ability to extend it for successive years.  The agreement provides for a base salary of $600,000 a year with no less than 5% cost of living adjustments, Company paid life insurance for $5.0 million, long-term disability insurance, and health care coverage for his entire family.  Under the terms of the agreement, beginning in 2008, Mr. Cobb has the ability to earn a cash bonus of up to 75% of his base salary upon the Company’s achievement of a 3.5% annual year-over-year increase in EBITDA.  Mr. Cobb earned a cash bonus of $460,000 for 2008.  Mr. Cobb’s employment agreement also provided for a grant of 500,000 options upon the effective date of the merger that have a term of seven years with one-fifth vesting immediately and the remaining options vesting equally over a four-year period.

Executive Vice President – Finance and Chief Financial Officer, Raymond R. Brandstrom

Mr. Brandstrom, our Chief Financial Officer and a founder of Emeritus, beneficially owns shares (directly and indirectly) and holds exercisable options representing approximately 1.6% of our common stock.  The Compensation Committee determined Mr. Brandstrom’s base salary and cash bonus based on his performance relative to both the corporate financial goal and his individual performance goals.  Mr. Brandstrom’s 2008 base salary increased approximately 20% from the previous year, to remain competitive with the market, and his targeted bonus was 50% of his base salary.  As described above, since the corporate financial performance goal for a cash bonus was not achieved in 2008, 50% of his targeted bonus was not awarded.  However, since his individual goals were achieved, the Compensation Committee awarded Mr. Brandstrom 50% of his targeted bonus along with a discretionary bonus for a total of $130,000 for 2008, which was 90% of his target bonus.

Executive Vice President - Operations and Chief Operating Officer, Justin Hutchens

Mr. Hutchens, our Executive Vice President - Operations and Chief Operating Officer until March 17, 2009 when he resigned, beneficially owns shares (directly and indirectly) and holds exercisable options representing less than 1% of our common stock.  Upon completion of the Summerville acquisition, Mr. Hutchens became our Executive Vice President - Operations and Chief Operating Officer.   The Compensation Committee determined Mr. Hutchens’s base salary and cash bonus opportunity at a level based on his experience, skills, knowledge, and responsibilities.  Mr. Hutchens’s base salary for 2008 increased approximately 9% from the previous year.  Mr. Hutchens was not awarded a bonus in 2008 since he was not an active employee at the time annual bonuses were awarded.

Executive Vice President – Administration, Melanie Werdel

Ms. Werdel, our Executive Vice President - Administration, beneficially owns shares (directly and indirectly) and holds exercisable options representing less than 1% of our common stock.  Upon completion of the Summerville acquisition, Ms. Werdel became our Executive Vice President - Administration.  The Compensation Committee determined Ms. Werdel’s base salary and cash bonus at a level based on her experience, skills, knowledge, and responsibilities.  Ms. Werdel’s base salary for 2008 increased approximately 10% from the previous year.  Ms. Werdel’s cash bonus target was 50% of base salary for 2008, with 50% of the bonus related to corporate financial goals and 50% related to performance with respect to individual objectives.  As described above, since the corporate financial performance goal for a cash bonus was not achieved in 2008, 50% of her targeted bonus was not awarded.  However, since her individual goals were achieved, the Compensation Committee awarded Ms. Werdel 50% of her targeted bonus along with a discretionary bonus for a total of $100,000 for 2008, which was 91% of her target bonus.

Senior Vice President – Quality and Risk Management, Budgie Amparo

Mr. Amparo, our Senior Vice President-Quality and Risk Management, beneficially owns shares (directly and indirectly) and holds exercisable options representing less than 1% of our common stock.  Upon completion of the Summerville acquisition, Mr. Amparo became our Senior Vice President-Quality and Risk Management.  The Compensation Committee determined Mr. Amparo’s base salary and cash bonus at a level based on his experience, skills, knowledge, and responsibilities.  Mr. Amparo’s base salary for 2008 increased approximately 10% from the previous year.  Mr. Amparo’s cash bonus target was 40% of base salary for 2008 with 50% of the bonus related to corporate financial goals and 50% related to performance with respect to individual objectives.  As described above, since the corporate financial performance goal for a cash bonus was not achieved in 2008, 50% of his targeted bonus was not awarded.  However, since his individual goals were achieved, the Compensation Committee awarded Mr. Amparo the other 50% of his targeted bonus along with a discretionary bonus for a total of $72,000 for 2008, which was 94% of his target bonus.

Tax Implications

Section 162(m) of the Internal Revenue Code includes potential limitations on the deductibility for federal income tax purposes of compensation in excess of $1 million paid or accrued with respect to any of the executive officers whose compensation is required to be reported in our proxy statement (other than our Chief Financial Officer).  Performance-based compensation that meets certain requirements, including shareholder approval of the material terms of the performance goals, is not subject to the deduction limit.  Our equity incentive plans are structured to qualify stock options as performance-based compensation under Section 162(m).  For 2008, the Compensation Committee does not expect that there will be any nondeductible compensation.

2009 Compensation

The Compensation Committee’s 2009 objectives for the executive officer compensation plan are to maintain competitive pay practices with base salary and a pay-for-performance cash bonus.  While the Compensation Committee has determined base salaries for 2009 and performance targets for the cash bonuses, it has not yet determined the size or form of any equity incentive award in 2009.  Emeritus intends to retain Watson Wyatt Worldwide to provide similar information that was used in reviewing 2008 compensation strategies.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the board of directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Robert E. Marks (Chairman)
Bruce L. Busby
Charles P. Durkin, Jr.
Stuart Koenig

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table

The following table presents information regarding compensation for 2008, 2007 and, where applicable, 2006 for each of our named executive officers (the Co-Chief Executive Officers, the Chief Financial Officer, and the three other most highly compensated executive officers).  Salary includes amounts deferred at the executive’s election.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
Name and Principal Position	Year	Salary	Bonus	Awards	Awards	Compensation	Compensation		Total
		($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)		($)
Daniel R. Baty	2008	$579,688	$-	$-	$44,038	$460,000	$-		$1,083,725
Chairman and Co-Chief	2007	$362,396	$-	$-	$152,550	$-	$-		$514,946
Executive Officer	2006	$337,500	$50,000	$-	$114,413	$-	$-		$501,913

Granger Cobb	2008	$608,748	$-	$-	$1,310,950	$460,000	$12,206		$2,391,904
President and Co-Chief	2007	$174,999	$-	$5,319,025	$1,744,000	$-	$346		$7,238,370
Executive Officer	2006	$-	$-	$-	$-	$-	$-		$-

Raymond R. Brandstrom	2008	$273,854	$57,500	$-	$197,494	$72,500	$20,146	(6)	$621,494
Executive Vice President-	2007	$238,146	$14,625	$-	$181,625	$60,375	$42,550		$537,321
Finance, Chief Financial Officer	2006	$225,000	$34,000	$-	$95,344	$-	$24,550		$378,894

Justin Hutchens (7)	2008	$443,750	$-	$-	$331,794	$-	$10,406		$785,950
Former Executive Vice President-	2007	$102,083	$22,500	$2,415,228	$109,000	$87,500	$174		$2,736,485
Operations, Chief Operating Officer	2006	$-	$-	$-	$-	$-	$-		$-

Melanie Werdel	2008	$219,167	$45,000	$-	$133,013	$55,000	$97,562	(8)	$549,742
Executive Vice President-	2007	$58,331	$15,000	$603,814	$43,600	$50,000	$174		$770,919
Administration	2006	$-	$-	$-	$-	$-	$-		$-

Budgie Amparo	2008	$191,771	$33,500	$-	$99,354	$38,500	$83,490	(9)	$446,614
Senior Vice President-	2007	$51,039	$15,000	$236,243	$32,700	$35,000	$25,187		$395,169
Quality and Risk Management	2006	$-	$-	$-	$-	$-	$-		$-

(1)	Reflects discretionary bonuses earned in the year indicated.

(2)
The value of the stock awards reported was recognized as a portion of the purchase price for our acquisition of Summerville and represents the closing price of our common stock on September 4, 2007 ($27.40), the date the awards were made, multiplied by the number of shares awarded.  These stock awards, which are not subject to any vesting requirements, are included in the Summary Compensation Table because they were made in satisfaction of certain change-in-control payment obligations included in certain named executive officers' employment agreements with Summerville, which Emeritus agreed to pay under the terms of the Summerville merger agreement.

(3)
Reflects the compensation cost recognized for financial reporting purposes for option awards granted in and prior to the year indicated under Financial Accounting Standards Board Statement of Financial Accounting Standard No. 123 (revised 2004), Share-Based Payment, referred to as FAS  123R.  See Note 10, under the heading “Stock Plans,” in the Notes to Consolidated Financial Statements set forth in our annual report on Form 10-K filed on March 16, 2009, for assumptions made in determining these amounts.  These amounts reflect accounting expense for the awards excluding the impact of forfeitures, and do not correspond to the actual value that may be recognized by the executives.

(4)	Reflects the value of compensation earned under the bonus program for the year indicated.

(5)
Includes amounts paid for parking fees, car allowance, health club memberships, life insurance, and Company matching contributions allocated to each officer under our Nonqualified Deferred Compensation Plan.

(6)	Includes Company matching contributions of $12,000 for the Nonqualified Deferred Compensation Plan, $6,000 in car allowance, and $2,100 in life insurance premiums.

(7)	Justin Hutchens resigned from the Company effective March 17, 2009.

(8)
Includes relocation expenses of $75,000 for Ms. Werdel, Company matching contributions of $14,000 for the Nonqualified Deferred Compensation Plan, $7,800 in car allowance, and $500 in life insurance premiums.

(9)	Includes relocation expenses of $75,000 for Mr. Amparo, $7,700 in car allowance, and $700 in life insurance premiums.

2008 Grants of Plan-Based Awards

The following table provides information regarding grants of plan-based awards for each of our named executive officers for 2008.

		Estimated	All Other		Grant
		Future Payouts	Option		Date
		Under	Awards:	Exercise	Fair
		Non-Equity	Number of	or Base	Value
		Incentive	Securities	Price	of Stock
		Plan Awards	Underlying	of Option	and Option
	Grant	Target	Options	Awards	Awards
Name	Date	($)(1)	(#)(2)	($/Sh)(3)	($)(4)
Daniel R. Baty		$472,500
	11/13/08		80,000	$8.03	$283,200

Granger Cobb		$472,500
	11/13/08		40,000	$8.03	$141,600

Raymond R. Brandstrom		$145,000
	11/13/08		30,000	$8.03	$106,200

Justin Hutchens (5)		$190,000
	11/13/08		65,000	$8.03	$230,100

Melanie Werdel		$110,000
	11/13/08		30,000	$8.03	$106,200

Budgie Amparo		$77,000
	11/13/08		17,000	$8.03	$60,180

(1)
Annual incentive cash program for the named executive officers, except for the Co-Chief Executive Officers, had a targeted bonus of 40% to 50% of their base salary.  Of this targeted percentage, 50% of their targeted bonus was related to the corporate financial performance goal of the Company achieving an increase of $46 million in EBITDARM as adjusted for certain non-recurring items from the previous year.  The other 50% of the bonus target related to performance with respect to agreed upon individual objectives.  As described in the "Compensation Discussion and Analysis – Executive Compensation Components – Annual Cash Incentives,"  Mr. Baty and Mr. Cobb have a targeted bonus of up to 75% of their base salaries upon the Company’s achievement of a 3.5% annual year-over-year increase in EDITDA.  Only a target payout is shown in the column because there is no established threshold or maximum payout.

(2)
Options granted to the named executive officers during 2008 were incentive stock options to the maximum extent possible under the Internal Revenue Code, with any excess granted as nonqualified stock options pursuant to the 2006 Plan.  Each executive received options to purchase shares with a term of ten years and a vesting schedule of four years.

(3)	The exercise price of the options granted equals the market closing price of Emeritus common stock on the day of the grant.

(4)
See Note 10, under the heading “Stock-Based Compensation,” in Notes to Consolidated Financial Statements set forth in our annual report on Form 10-K filed on March 16, 2009, for assumptions made in determining the grant date fair value.  These amounts reflect  accounting expense for the awards excluding the impact of forfeitures, and do not correspond to the actual value that may be recognized by the executives.

(5)
Estimated future payout during 2008 was 50% of base salary. Justin Hutchens resigned from the Company effective March 17, 2009 and was not awarded a bonus for 2008 since he was not an active employee at the time the bonus was awarded.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table provides information on the holdings of stock options by the named executive officers at December 31, 2008.

	Option Awards
		Number of Securities
		Underlying Unexercised
		Options (#) (1)

				Option	Option
Name	Grant			Exercise	Expiration
	Date	Exercisable	Unexercisable	Price ($)	Date
Daniel R. Baty
	02/06/02	16,666		$2.95	2/6/12
	03/12/03	33,333		$3.95	3/12/13
	07/25/06	30,000		$18.60	7/25/13
	11/13/08		80,000	$8.03	11/13/18

Totals		79,999	80,000
Granger Cobb
	09/04/07	200,000	300,000	$27.40	9/4/14
	11/13/08		40,000	$8.03	11/13/18

Totals		200,000	340,000
Raymond R. Brandstrom
	12/10/01	132,000		$2.11	12/10/11
	02/06/02	40,000		$2.95	2/6/12
	03/12/03	40,000		$3.95	3/12/13
	07/25/06	25,000		$18.60	7/25/13
	09/04/07	12,501	37,499	$27.40	9/4/14
	11/13/08		30,000	$8.03	11/13/18

Totals		249,501	67,499
Justin Hutchens (2)
	09/04/07	25,000	75,000	$27.40	9/4/14
	11/13/08		65,000	$8.03	11/13/18

Totals		25,000	140,000
Melanie Werdel
	09/04/07	10,000	30,000	$27.40	9/4/14
	11/13/08		30,000	$8.03	11/13/18

Totals		10,000	60,000
Budgie Amparo
	09/04/07	7,500	22,500	$27.40	9/4/14
	11/13/08		17,000	$8.03	11/13/18

Totals		7,500	39,500

(1)
The options granted on December 10, 2001, February 6, 2002,  and March 12, 2003 vested 1/3 one year after the grant date and an additional 1/3 each year thereafter so that the options were fully vested three years from the grant date.  The options granted on July 25, 2006 vested 1/3 as of the grant date and an additional 1/3 each year thereafter so that the options were fully vested two years from the grant date.  Except for Mr. Cobb’s September 4, 2007 options granted, the options granted on September 4, 2007 and on November 13, 2008 vest ¼ one year after grant and an additional ¼ vest each year thereafter so that the options are fully vested four years from the date of grant. Mr. Cobb's stock option granted on September 4, 2007 vested 20% as of the date of grant and vests an additional 20% on each anniversary of the grant date so that the option is fully vested four years from the date of grant.

(2)	Mr. Hutchens resigned effective March 17, 2009 and has 90 days thereafter to exercise his then vested stock options.

2008 Option Exercises

The following table presents information regarding the exercise of stock options by the named executive officers during 2008.

Option Awards

Number of
	Shares Acquired	Value Realized
	on Exercise	On Exercise
Name	(#)	($) (1)
Daniel R. Baty	-	-
Granger Cobb	-	-
Raymond R. Brandstrom	10,000	$79,900
Justin Hutchens	-	-
Melanie Werdel	-	-
Budgie Amparo	-	-

(1)	The value realized on exercise is the difference between the fair market value of the underlying common stock at the time of exercise and the exercise price.

2008 Nonqualified Deferred Compensation

Emeritus maintains a Nonqualified Deferred Compensation Plan that allows certain employees, including the named executive officers, to defer receipt of up to 25% of their salary and bonus, which is invested in the employee’s choice of up to eight investment options. The named executive officers and other plan participants receive a mandatory employer contribution of up to 25% of their contributions at year-end that is immediately vested. In addition, there is a discretionary employer match of up to an additional 75% of contributions that becomes nonforfeitable subject to a three-year vesting schedule or earlier upon the executive officer’s reaching normal retirement age or death, or a change in control. The Compensation Committee, which is required to approve the discretionary match, chose to have no match in 2008. Deferral elections occur once a year and may include the executives’ base salary, bonus or both. Once the election is made, that deferral amount may not be changed for that year. Any contributions made to the plan, and the earnings on those contributions, will be paid in January of the year following an executive’s termination of employment for whatever reason. In cases where an executive's balance in the plan is less than $100,000, it is paid as a single sum and amounts greater than $100,000 are paid in five equal annual payments. The plan provides for disbursements to currently employed executives in the event of an unforeseen emergency. For this purpose, an “unforeseen emergency” means a severe financial hardship to a participant resulting from an illness or accident of the participant, the participant’s spouse or a dependent; the loss of the participant’s property due to casualty; or other extraordinary and unforeseeable circumstances arising from events beyond the participant’s control.

The following table presents information on the nonqualified deferred compensation for each of the named executive officers for 2008.

	Executive	Company	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance
	in Last	in Last	in Last	Distributions	at Last
Name	Fiscal Year	Fiscal Year	Fiscal Year		Fiscal Year-End
		(1)	(2)		(3)

Daniel R. Baty	$-	$-	$-	$-	$-
Granger Cobb	$-	$-	$-	$-	$-
Raymond R. Brandstrom	$48,000	$12,000	$(158,608)	$-	$215,328
Justin Hutchens	$8,500	$2,125	$9	$-	$8,509
Melanie Werdel	$56,310	$14,077	$122	$-	$56,432
Budgie Amparo	$-	$-	$-	$-	$-

(1)
The amount reported reflects matching contributions made by Emeritus in 2009 for 2008 contributions.  These amounts are included in the "All Other Compensation" column of the Summary Compensation Table but not in the "Aggregate Balance at Last Fiscal Year-End" column of this table because of the date the contributions were made.

(2)
These amounts represent the actual increase (decrease) in the value of the investments selected by the executive.  None of the amounts shown were included in the Summary Compensation Table for 2008 because none of such amounts were above-market or preferential.

(3)	Of the amounts reported in this column, the following amounts have also been reported in the Summary Compensation Table for 2008, 2007 and 2006:

		Previously	Previously
	Reported	Reported	Reported
Name	for 2008	for 2007	for 2006	Total

Raymond R. Brandstrom	$48,000	$84,000	$42,000	$174,000
Justin Hutchens	$8,500	$-	$-	$8,500
Melanie Werdel	$56,310	$-	$-	$56,310

Potential Payments upon Termination or Change in Control

To date, the Compensation Committee has not established formal separation and change-in-control arrangements with the named executive officers, except that Mr. Cobb's employment agreement contains certain post-termination benefits which are described below.  In cases where the need arises for a separation arrangement, the Compensation Committee relies upon the recommendations of the Co-Chief Executive Officers in matters related to the specific individual.  The Compensation Committee then reviews and considers these recommendations in its deliberations.  In 2007, the Compensation Committee entered into certain of these agreements, due to the retirement of certain officers that allowed those individuals to receive their base salary for a set number of months following retirement and thereafter to receive 60% of their base salary for another set number of months.  In addition, those officers also received additional compensation to cover medical insurance premiums.  The extent to which the Compensation Committee will continue to provide for these types of arrangements, or whether the components will remain as described above, will be decided in the future on a case-by-case basis. No such arrangements were entered into in 2008.

2006 Plan.  Under the 2006 Plan, unless otherwise determined at the time of grant of an option, in the event of a company transaction that is not a change in control or a related party transaction (terms defined below), all outstanding options will become fully and immediately exercisable, unless the awards are converted, assumed or replaced by a successor company.  In the event of a change in control, outstanding options become fully vested and exercisable.  Alternatively, in either event, the Compensation Committee can cash out options in exchange for their termination based on the consideration received by shareholders in the transaction.

“Company transaction” generally means (i) a merger or consolidation of Emeritus with or into any other company or other entity; (ii) a sale in one transaction or a series of related transactions of at least 50% of Emeritus’s outstanding voting securities; or (ii) a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of Emeritus’s assets.

“Change in control” generally means (i) an acquisition of 50% or more of our outstanding common stock or the voting power of then outstanding voting securities, except for certain related party transactions, or (ii) a change in the composition of the board of directors during any two-year period such that individuals who, as of the beginning of such two-year period, constituted the board cease to constitute at least a majority of the board.

“Related party transaction” generally means (i) the beneficial ownership of Emeritus or the resulting company remains the same with respect to at least 50% of the voting power of the outstanding voting securities in substantially the same proportions as immediately prior to the company transaction; (ii) no entity (other than Emeritus or an affiliate) will beneficially own 50% or more of the outstanding shares of common stock of the resulting company or the voting power of the outstanding voting securities, unless such ownership previously existed; and (iii) Emeritus’s incumbent board of directors will constitute, after the company transaction, at least a majority of the board of the company resulting from such company transaction.

If a company transaction or a change in control had occurred effective as of the last business day of fiscal year 2008 (December 31, 2008), the estimated amount of incremental compensation to be received by each of the named executive officers upon the company transaction or change in control as a result of the acceleration of their unvested stock options would have been as follows:

Acceleration
of Unvested
Name	Options
($)

Daniel R. Baty	$160,000
Granger Cobb	$80,000
Raymond R. Brandstrom	$60,000
Justin Hutchens	$130,000
Melanie Werdel	$60,000
Budgie Amparo	$34,000

These amounts are based on the difference between the exercise price of the outstanding options and the closing price of Emeritus common stock on December 31, 2008, which was $10.03.  The actual amounts to be received can only be determined at the time of a change in control or Company transaction, if any. No amounts are shown for acceleration of unvested stock options held by certain individuals listed above because the exercise prices for such individuals' options is greater than $10.03.

Employment Agreements.  Mr. Cobb's employment agreement with us provides that in the event of his termination by Emeritus without cause or by Mr. Cobb for good reason, he will be entitled to a lump sum payment equal to the lesser of (i) $2 million and (ii) the amount of his then current annual base salary otherwise payable through December 31, 2011 (or the end of the term of any extension to the agreement).  Mr. Cobb is also entitled to full vesting of outstanding stock options upon such a termination or a change in control.  In the event of termination of employment by death or disability, Mr. Cobb is entitled to a lump sum payment equal to his then current annual base salary.

Assuming a termination of employment as of December 31, 2008, Mr. Cobb would have been entitled to the following payments:  (i) termination without cause or for good reason, $3.5 million (including a related tax gross-

up) and (ii) termination due to death or disability, $1.0 million (including a related tax gross-up).  Also,Mr. Cobb would have acceleration of the vesting of his options for a value of $80,000.

For purposes of the agreement, "cause" means (i) willful and repeated failure to comply with lawful written directives of the board; (ii) any knowing, willful or intentional act of disloyalty or misconduct that is materially injurious to Emeritus or conviction of, or plea of guilty to, a felony or a crime involving moral turpitude; or (iii) a breach of the employment agreement and failure to timely cure such breach following notice from Emeritus of such breach.

"Good reason" means (i) a reduction in, without Mr. Cobb's prior written consent, or failure to timely pay compensation due under the agreement; (ii) a material change in position and/or title without Mr. Cobb's prior written consent or a material diminution in his duties, responsibilities and/or authority; (iii) the occurrence of certain company transactions; (iv) a material breach by Emeritus of the agreement and failure to timely cure such breach; or (v) a requirement that Mr. Cobb relocate his principal residence or Emeritus relocates its headquarters more than 20 miles from its present location.

For purposes of the agreement, company transactions generally include (i) a merger or consolidation of Emeritus in which Emeritus (or a majority-owned affiliate of Emeritus) is not the surviving entity following such merger or consolidation; (ii) a transfer to a third party of 50% or more of the total voting power of all classes of Emeritus stock; (iii) an acquisition by a third party of more than 50% of Emeritus's preferred stock; (iv) sale or transfer of all or substantially all the assets of Emeritus, unless the surviving entity assumes the obligations under the agreement; or (v) a change in the composition of the board of directors during any twelve-month period such that individuals who, as of the beginning of such period, constituted the board cease to constitute at least a majority of the board.

"Disability" means mental or physical disability such that Mr. Cobb is then entitled to receive disability benefits under the Emeritus long-term disability insurance policy.  If Emeritus does not have such a policy, "disability" means Mr. Cobb's inability to perform substantially all of his duties required under the agreement due to accident or disability or physical or mental illness for a period that exceeds 90 days in any 12-month period or 120 or more working days in any 12-month period.

Nonqualified Deferred Compensation Plan.  The Nonqualified Deferred Compensation Plan provides for a mandatory company matching contribution, which is immediately vested, and a discretionary company contribution, which will become nonforfeitable subject to a three-year vesting schedule or if earlier upon the participant’s reaching normal retirement age, the participant’s death, or a change in control.  A change in control means (i) an acquisition of 50% or more of our outstanding common stock or the voting power of then outstanding voting securities, (ii) shareholder approval of a reorganization, merger or consolidation where shareholders immediately prior to the transaction do not own more than 50% of the combined voting power after the transaction; (iii) a liquidation or dissolution of Emeritus; or (iv) a sale of all or substantially all of Emeritus’ assets.  If any such termination event had occurred effective as of December 31, 2008, the estimated amount of incremental compensation to be received by each of the named executive officers under the Nonqualified Deferred Compensation Plan would be zero since no discretionary match was made for 2008 and all named executives are 100% vested in the match made for 2008.

DIRECTOR COMPENSATION
Director Compensation

Employee directors do not receive any separate compensation for their service on our board of directors.  We currently pay each of our non-employee directors an annual cash retainer of $15,000 and cash fees of $1,500 for each board meeting or committee meeting they attend, whether in-person or telephonic.  We also reimburse them for all reasonable expenses incurred in connection with their attendance.  Under the Directors Plan, each non-employee director automatically receives an option to purchase 2,500 shares of our common stock at the time of the director’s initial election or appointment to the board of directors.  In addition, each non-employee director automatically receives an option to purchase 7,500 shares of our common stock immediately following each year’s annual meeting of shareholders.  All options granted under the plan fully vest on the day immediately prior to the annual shareholders’ meeting that follows the date of grant, subject to continued service as a director until that date, and expire 10 years after the date of grant, with the exception of the option for 2,500 shares granted at the time of a director’s initial election or appointment to the board of directors, which vests immediately upon grant.  The exercise price for these options is the closing market price of our common stock on the grant date.

2008 Director Compensation Table

The following table sets forth the compensation of our nonemployee directors for 2008.  As employee directors,  Messrs. Baty, Brandstrom and Cobb do not receive any separate compensation for their service on the board of directors.  See the Summary Compensation Table for disclosures relating to their compensation.

	Fees Earned
	or Paid	Option
	in Cash	Awards	Total
Name		(1)

Stanley L. Baty	$27,000	$133,354	$160,354
Bruce L. Busby	$49,500	$133,354	$182,854
Charles P. Durkin, Jr.	$37,500	$133,354	$170,854
Stuart Koenig	$42,000	$51,319	$93,319
Richard W. Macedonia (2)	$19,500	$11,725	$31,225
Robert E. Marks	$51,000	$133,354	$184,354
David W. Niemiec	$39,000	$133,354	$172,354
T. Michael Young (3)	$40,500	$82,035	$122,535

(1)
Reflects the compensation cost for financial reporting purposes for the year in accordance with FAS 123R for stock options granted to each director in and prior to 2008.  See Note 10, under the heading “Stock Plans” in Notes to Consolidated Financial Statements set forth in our annual report on Form 10-K filed on March 16, 2009, for assumptions made in determining these amounts.  These amounts reflect the accounting expense for the awards, and do not correspond to the actual value that may be recognized by the directors.  Except for the option granted to Mr. Macedonia, the weighted average fair value of options granted for 2008 for the directors was $11.73 per share. The grant date fair value of the option granted to Mr. Macedonia was $4.69 per share.

(2)	Mr. Macedonia became a member of the board of directors in November 2008.

(3)	Mr. Young retired from the board of directors in November 2008. The FAS 123R value of the stock options forfeited by Mr. Young was $51,319.

The following table contains the aggregate number of option awards outstanding at December 31, 2008, for the non-employee directors:

Option
Name	Shares
Stanley L. Baty	32,500
Bruce L. Busby	40,000
Charles P. Durkin, Jr.	48,000
Stuart Koenig	10,000
Richard W. Macedonia	2,500
Robert E. Marks	25,000
David W. Niemiec	48,000
T. Michael Young	32,500

TRANSACTIONS WITH RELATED PERSONS

Our Code of Conduct provides that prior to any transaction between the Company and an officer or a director, such proposed transaction must be fully disclosed in writing to our board of directors, or a committee of independent directors designated by the board of directors, and must be approved by the board of directors or such committee.  In 2001, the board of directors began the practice of using a special committee of independent directors, referred to as the Special Committee, to consider any transaction between a director and the Company and to make recommendations to the board of directors.  Since that time, the board has maintained the Special Committee to review and make recommendations with respect to such transactions as needed.  The Special Committee currently consists of Messrs. Niemiec (Chairman), Marks, and Koenig.  In circumstances in which the transaction involves Saratoga or Apollo entities, in which Messrs. Niemiec and Koenig would not be independent, the matter is referred to the Audit Committee for disposition in lieu of the Special Committee.  These committees are authorized to retain outside advisors and consultants to assist them in evaluating the subject transactions and, on several occasions involving major real estate transactions, they have retained real estate appraisers to assist them and on one occasion involving transactions, a valuation firm was retained to assist the committee.

In general, the board of directors, Special Committee, or Audit Committee, as the case may be, determines whether the subject transaction is fair to the Company and our shareholders and, where appropriate, whether the transaction is consistent with similar transactions between independent parties.  Other than the Code of Conduct and Code of Ethics, we have not established written policies and procedures applicable to related party transactions but have relied on these historical practices and standards. The related party transactions described below that were entered into since January 1, 2008, were reviewed by the Special Committee or Audit Committee in accordance with the above practices.

Community Agreements with Baty-Related Entities

Daniel R. Baty, our Chairman of the board of directors and Co-Chief Executive Officer, personally guarantees our obligations under three leases pursuant to which we lease 18 communities from a REIT.  On October 17, 2008, we purchased the real property underlying eight of these communities and they were removed from the master lease.  These eight communities are now included in a 50/50 joint venture owned by Emeritus and Mr. Baty, who contributed approximately $6.8 million to the joint venture for the purchase of the properties.

As compensation for facilitating this lease in 2004 and for the guarantee, Mr. Baty receives, based on a prescribed formula, 50% of the positive cash flow of these 18 communities, which includes those in the joint venture,  and is responsible for 50% of any negative cash flow, as defined in a cash flow sharing agreement.  We have the right to purchase Mr. Baty’s 50% interest in the cash flow of the 18 communities for 50% of the lesser of six times cash flow or the fair market value of that cash flow.  For purposes of this transaction, cash flow is defined as actual cash flow after deduction for management fees equal to 5% of revenues, actual capital expenditures, and certain other agreed adjustments.  Under this agreement, Mr. Baty received $710,000 in 2008, $413,000 in 2007 and paid us $317,000 in 2006.

The leases guaranteed by Mr. Baty, as amended to remove the eight communities purchased by the joint venture,  has a term of 15 years, with one 15-year renewal option.  The annualized cash lease payment for the 10 communities is approximately $11.2 million per year, with inflators based on the change in the consumer price index not to exceed 40 basis points during years two through four and 30 basis points thereafter, as calculated with respect to the REIT’s investment basis in the properties.  The lease is a net lease and is cross-defaulted and cross-collateralized with all of our other leases and loans relating to other communities owned by the REIT.  All of the leases contain certain financial and other covenants.  We have the right of first refusal to purchase these leased communities.

Mr. Baty also guarantees the debt on the eight joint venture communities, which amounted to $46.6 million at December 31, 2008.  The debt includes 10-year mortgage notes totaling $29.0 million with a weighted average interest rate of 6.65% and $17.6 million of three-year variable rate notes with interest at the one-month LIBOR plus 3.0%.

At December 31, 2008, we managed seven assisted living communities, four of which are owned by four entities that Mr. Baty controls and in which he and/or the Baty family partnership held varying direct and indirect financial interests ranging from 25.4% to 77.7%, and three of which are wholly-owned by Mr. Baty.  The management agreements generally provide for fees ranging from 4% to 6% of revenues, are for indefinite terms unless terminated for cause, and grant us a right of first refusal on sale of the properties.  Management fee revenue under these agreements of approximately $1.1 million, $1.0 million, and $1.1 million in 2008, 2007, and 2006, respectively

We have a continuing agreement with Mr. Baty which governs the operating, accounting, and payment procedures relating to the foregoing entities in which Mr. Baty had a financial interest, including prompt repayment of any balances that are temporarily outstanding as a result of normal operations and interest on average outstanding balances at LIBOR plus 3%.  As of March 31, 2009, there were no material outstanding balances (net of funds held by us for application to outstanding balances).

Convertible Debentures

In November 2005, we completed an offer to exchange our outstanding 6.25% Convertible Subordinated Debentures due 2006 for new 6.25% Convertible Subordinated Debentures due 2008.  In the exchange offer, $26.6 million of the $32.0 million principal amount of outstanding debentures were exchanged.  The remaining $5.4 million principal amount of outstanding debentures was paid at maturity in January 2006.  The terms of the then existing debentures and the new debentures were substantially the same, except that the maturity of the new debentures was July 1, 2008, instead of January 1, 2006, and the new debentures could not be redeemed at our election. The new debentures were convertible into common stock at the rate of $22 per share.  Interest on the new debentures was payable semiannually on January 1 and July 1 of each year.  The new debentures were unsecured, and subordinated to all of our other indebtedness.

Of the $32.0 million principal amount of the original debentures, $15.8 million was owned by entities controlled by Mr. Baty and Stanley L. Baty and in which they have financial interests, and $5 million was owned by Saratoga.  All of these debentures were exchanged in the exchange offer.

In February 2007, we offered to pay each new debenture holder who elected to convert its debentures by March 8, 2007, an amount in cash equal to the amount of interest the holder would receive if the new debentures were held to the maturity date of July 1, 2008.  As a result of this offer, holders of $16.1 million principal amount converted their debentures into 732,725 shares of common stock. Of those converted, $15.8 million principal amount of new debentures was owned by entities that Mr. Baty and Stanley L. Baty control. These entities were issued 717,727 shares of common stock in the conversions and received approximately $1.3 million in cash representing the conversion incentive payment.  This amount would otherwise have been paid in three equal installments on July 1, 2007, January 1, 2008, and July 1, 2008.  Of the remaining $10.5 million in principal amount of debentures, $5 million principal amount was held by Saratoga Partners IV, L.P. and related entities.  The debentures were redeemed in their entirety for cash at maturity on July 1, 2008.  Since January 1, 2008, we have paid $327,000 in interest on these debentures held by the Saratoga entities.

Noncompetition Agreements

We have entered into noncompetition agreements with Messrs. Baty and Brandstrom.  These agreements provide that Messrs. Baty and Brandstrom will not compete with us, directly or indirectly, in the ownership, operation, or management of assisted living communities anywhere in the United States and Canada during the terms of their employment and for a period of two years following the termination of their employment.  The agreements also provide, however, that they may hold (1) up to a 10% limited partnership interest in a partnership engaged in such business, (2) less than 5% of the outstanding equity securities of a public company engaged in such business, or (3) interests in Painted Post, as described below.

Painted Post

During 1995, Messrs. Baty and Brandstrom formed Painted Post Partners, a New York general partnership, to facilitate the operation of assisted living communities in the state of New York for state regulatory reasons.  This partnership later contributed its assets to Painted Post LLC, which is now the successor to the partnership.  We have entered into administrative services agreements with the partnership for the term of the underlying leases.  The administrative services agreements provide for fees that would equal or exceed the profit of a community operated efficiently at full occupancy and, unless reset by agreement of the parties, will increase automatically on an annual basis in accordance with changes in the Consumer Price Index.  In addition, we have agreed to indemnify Messrs. Baty and Brandstrom against losses and, in exchange, they have agreed to assign any profits to us.  As part of their general noncompetition agreements with us, each of Messrs. Baty and Brandstrom has agreed that, in the event either ceases to be a senior executive of Emeritus, he will transfer his interest in Painted Post for a nominal charge to his successor at Emeritus or other person designated by us.

Summerville Agreements

On September 1, 2007, we acquired all of the outstanding stock of Summerville through a merger of our wholly-owned acquisition subsidiary with Summerville.  Under the terms of the merger agreement, a total of 8,392,656 shares of our common stock were issued: (i) to the Apollo funds, in satisfaction of certain loans from such entities to Summerville, (ii) to certain employees of Summerville in satisfaction of certain incentive compensation arrangements, and (iii) to the stockholders of Summerville, including the Apollo funds.

In connection with the Summerville acquisition, Emeritus, certain entities affiliated with Apollo Real Estate Advisors, Saratoga and certain of its affiliates, and Mr. Baty and certain of his affiliates, entered into an amended and restated shareholders agreement dated March 29, 2007, which became effective upon consummation of the Summerville acquisition.  Pursuant to the amended shareholders agreement, the Apollo shareholders, the Saratoga shareholders and the Baty shareholders agreed to vote their shares to elect one representative designated by the Apollo shareholders, one representative designated by the Saratoga shareholders and one representative designated by the Baty shareholders so long as each shareholder group beneficially owns at least 5% of our outstanding shares or one-half of the amount of shares beneficially owned by the shareholder group immediately following the closing of the Summerville acquisition.  In addition, each of the shareholders who are parties to the amended shareholders agreement agreed that, in the event the shareholder proposes to transfer (other than certain permitted transfers, including sales pursuant to a registration statement under the Securities Act of 1933, sales pursuant to Rule 144 under the Securities Act, transfers to the limited partners or owners of certain shareholders that are entities, and transfers pursuant to gifts and bequests or to certain family members) more than thirty percent of the shares beneficially owned by the shareholder in a transaction or series of related transactions, then the other shareholders shall have the right to participate in such transfer on a pro rata basis.  The amended and restated shareholders agreement will terminate with respect to any shareholder who is a party to the agreement at such time as the shareholder owns less than a certain level of ownership.  The amended shareholders agreement may also be terminated with the unanimous written consent of the shareholders who are party to the agreement.

In addition to the amended shareholders agreement, the Apollo shareholders, the Saratoga shareholders, the Baty shareholders, and Granger Cobb, our President and Co-Chief Executive Officer, entered into a registration rights agreement dated March 29, 2007.  Under the registration rights agreement, we agreed to register shares of common stock beneficially owned by these persons under certain circumstances.  In particular, we filed a shelf registration statement, which was declared effected by the SEC on January 16, 2008, to permit public resale of 4,859,008 shares beneficially owned by certain of the Apollo shareholders, and 1,800,000 shares beneficially owned by the Saratoga shareholders. We are obligated to keep this initial shelf registration statement effective until April 1, 2010, until all of the shares subject to this shelf registration statement have been sold, or until all of the shares subject to this shelf registration statement are sold without restriction under Rule 144 under the Securities Act.  In addition, each of the Apollo shareholders, the Saratoga shareholders and the Baty shareholders have the right to request that we file up to two additional registration statements, one of which may be a shelf registration statement.  We have also granted the shareholders who are parties to the registration rights agreement certain customary incidental, or “piggyback,” registration rights to participate in registrations initiated by us for our own account or other security holders.  The Company and the shareholders who are parties to the registration rights agreement have agreed to certain other related obligations that are customary for agreements of this nature.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that during the year ended December 31, 2008, our officers, directors and greater-than-10% shareholders complied with all Section 16(a) filing requirements.

REPORT OF THE AUDIT COMMITTEE

The board of directors found that the Audit Committee members of Messrs. Busby, Macedonia, and Marks are independent as that term is defined in Section 303A.02 of the New York Stock Exchange listing standards.  The Audit Committee has reviewed and discussed the audited financial statements for fiscal 2008 with the management of Emeritus.  Additionally, the Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.  The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.  Based on the discussions and reviews noted above, the Audit Committee recommended to Emeritus’ board of directors that the audited financial statements be included in Emeritus’ Annual Report on Form 10-K for fiscal year 2008.

Audit Committee (2009)

Bruce L. Busby (Chairman)
Richard Macedonia

Robert E. Marks

SHAREHOLDER PROPOSALS

Submission of Shareholder Proposals for Inclusion in the Proxy Statement

For a shareholder proposal to be considered for inclusion in our proxy statement for the annual meeting of shareholders next year, the written proposal must be received by our Corporate Secretary at our principal executive offices no later than December 21, 2009.  If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials.  Proposals should be addressed to: Corporate Secretary, Emeritus Corporation, 3131 Elliott Avenue, Suite 500, Seattle, Washington 98121.

Advanced Notice Procedures for Director Nominations and Other Business

Shareholders who intend to nominate persons for election to the board of directors or to present a proposal at the 2010 annual meeting of shareholders without inclusion of the proposal in our proxy materials must provide advanced written notice of such nomination or proposal in the manner required by our bylaws.  We expect our 2010 annual meeting to be held on May 20, 2010.  Based on this date, under our bylaws notice of nomination or other business must be delivered to our Corporate Secretary at our principal executive offices no earlier than February 19, 2010, and no later than March 22, 2010.  If less than 60 days’ notice or public disclosure of the date of the 2010 annual meeting of shareholders is given, then notice must be received not later than the close of business on the tenth day following the date on which notice of such meeting is first mailed to shareholders or such public disclosure was made.  Any shareholder notice shall set forth:  (i) the name and address of the shareholder making the proposal; (ii) a representation that the shareholder is entitled to vote at the annual meeting and a statement of the number of shares of our stock that are beneficially owned by the shareholder; (iii) a representation that the shareholder intends to appear in person or by proxy at the annual meeting to propose such business; and (iv) as to each matter the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the annual meeting, the language of the proposal and any material interest of the shareholder in presenting the proposal.

Our timely receipt of a proposal by a qualified shareholder will not guarantee the proposal’s inclusion in our proxy materials or presentation at the 2010 annual meeting, due to other requirements in the proxy rules.  We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with all applicable requirements of the SEC’s proxy rules, state law and our bylaws.

APPENDIX A
EMERITUS CORPORATION
2009 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1.  PURPOSE

The purposes of the Emeritus Corporation 2009 Employee Stock Purchase Plan (the "Plan") are to (a) assist qualified employees of Emeritus Corporation, a Washington corporation (the "Company"), and its Designated Subsidiaries (as defined in Section 2) in acquiring a stock ownership interest in the Company and (b) encourage employees to remain in the employ of the Company and its Designated Subsidiaries.  The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code") (including any amendments or successor provisions to Code Section 423), but the Company makes no representation of such status nor undertaking to maintain such status.  Stock purchased under the Plan may be paid for by regular payroll deductions.  Only employees of the Company and its Designated Subsidiaries are eligible to participate in the Plan, and participation is voluntary.

SECTION 2.  DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below.

"Board" means the Board of Directors of the Company.

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee" means the Company's Compensation Committee or another committee appointed by the Board and given authority by the Board to administer the Plan.

"Company" means Emeritus Corporation, a Washington corporation.

"Designated Subsidiary" includes all domestic Subsidiary Corporations and such other Subsidiary Corporations as may be designated from time to time by the Board or the Committee as eligible to participate in the Plan.  A "Designated Subsidiary" will cease status as a Designated Subsidiary on the earlier of (a) the date the Board or the Committee determines that such entity is no longer a Designated Subsidiary or (b) the date on which such Designated Subsidiary ceases to qualify as a Subsidiary Corporation.

"Effective Date" has the meaning set forth in Section 21.

"Eligible Compensation" means all regular cash compensation, including overtime, cash bonuses, commissions, pay in lieu of vacation and sick leave.  Regular cash compensation does not include severance pay, hiring and relocation bonuses, or any other special payments, or any gain from stock option exercises.

"Eligible Employee" means any employee of the Company or any Designated Subsidiary who is in the employ of the Company or a Designated Subsidiary on one or more Offering Dates and who meets the following criteria:

(a)                 the employee, together any with other person whose stock ownership would be attributed to such employee, does not, immediately after the Option is granted, own stock (as defined by the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of its Parent or Subsidiary Corporations;

(b)                 the employee has been employed for at least six months; provided, however, that the Plan Administrator, in its sole discretion, may reduce or increase (to up to two years) this minimum requirement for future Offering Periods;

(c)                 the employee's customary employment is for more than 20 hours per week; provided, however, that the Plan Administrator, in its sole discretion, may reduce this minimum hourly requirement for future Offering Periods; and

(d)                 the employee's customary employment is for more than five months in any calendar year; provided, however, that the Plan Administrator, in its sole discretion, may reduce this minimum requirement for future Offering Periods.

If the Company permits any employee of a Designated Subsidiary to participate in the Plan, then all employees of that Designated Subsidiary who meet the requirements of this paragraph shall also be considered Eligible Employees.

"Enrollment Period" has the meaning set forth in Section 6.1.

"ESPP Broker" has the meaning set forth in Section 10.

"Fair Market Value" means, as of an Offering Date or a Purchase Date, the per share closing price for the Stock on that date during regular session trading on the New York Stock Exchange, or if not trading on that date, such price on the last preceding date on which the Stock was traded, unless determined otherwise by the Board using such methods or procedures as it may establish.  If there is no regular trading market for the Stock, the Fair Market Value of the Stock shall be as determined by the Board in its sole discretion.

"Offering" has the meaning set forth in Section 5.1.

"Offering Date" means the first day of an Offering.

"Offering Period" has the meaning set forth in Section 5.1.

"Option" means an option granted under the Plan to an Eligible Employee to purchase shares of Stock.

"Parent Corporation" has the meaning set forth in Code Section 424(e), or any successor provision thereto, which, as of the Effective Date, means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations, other than the Company, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

"Participant" means any Eligible Employee who has elected to participate in an Offering in accordance with the procedures set forth in Section 6.1 and who has not withdrawn from the Plan or whose participation in the Plan is not terminated.

"Plan" means the Emeritus Corporation 2009 Employee Stock Purchase Plan, as it may be amended from time to time.

"Plan Administrator" has the meaning set forth in Section 3.1.

"Purchase Date" means the last day of each Purchase Period.

"Purchase Period" has the meaning set forth in Section 5.2.

"Purchase Price" has the meaning set forth in Section 8.

"Securities Act" means the Securities Act of 1933, as amended from time to time.

"Stock" means the Common Stock, $.0001 par value per share, of the Company.

"Subscription" has the meaning set forth in Section 6.1.

"Subsidiary Corporation" has the meaning set forth in Code Section 424(f), or any successor provision thereto, which as of the Effective Date, means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 3.  ADMINISTRATION

3.1 Plan Administrator

The Plan shall be administered by the Board, the Committee, the Company's Office of Administration, or any other Company group or executive officer designated by the Board or the Committee as responsible for administering all or a portion of the Plan, except for those items expressly reserved to the Board or the Committee under the Plan.  Any decisions made by the Board, the Committee, the Company's Office of Administration or other authorized group or executive officer shall be applicable equally to all Eligible Employees.  All references in the Plan to the "Plan Administrator" shall be, as applicable, to the Board, the Committee, the Company's Office of Administration or any other Company group or executive officer designated as responsible for administering all or a portion of the Plan.

3.2 Administration and Interpretation by the Plan Administrator

Subject to the provisions of the Plan, the Plan Administrator shall have the authority, in its sole discretion, to determine all matters relating to Options granted under the Plan, including all terms, conditions, restrictions and limitations of Options; provided, however, that all Participants granted Options pursuant to the Plan shall have the same rights and privileges within the meaning of Code Section 423.  The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration.  The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, unless reserved to the Board or the Committee under the Plan, shall be conclusive and binding on all parties involved or affected.  The Plan Administrator may delegate administrative duties to such of the Company's other officers or employees as the Plan Administrator so determines.

SECTION 4.  STOCK SUBJECT TO PLAN

Subject to adjustment from time to time as provided in Section 19, a maximum of 400,000 shares of Stock may be sold under the Plan.  Shares sold under the Plan shall be drawn from authorized and unissued shares or shall be shares acquired by the Company.  Any shares of Stock subject to an Option that cease to be subject to the Option (other than by reason of exercise of the Option), including, without limitation, in connection with the cancellation or termination of the Option, shall again be available for sale in connection with future grants of Options under the Plan.

SECTION 5.  OFFERING DATES
5.1 Offering Periods

(a)                 The Plan shall be implemented by a series of offerings (each, an "Offering" or "Offering Period").  Except as otherwise set forth below, Offerings shall commence on July 1, October 1, January 1 and April 1 of each year and end on the next September 30, December 31, March 31 and June 30, respectively, occurring thereafter.

(b)                 Notwithstanding the foregoing, the Board or the Committee may establish (i) a different term for one or more future Offerings and (ii) different commencing and ending dates for such Offerings; provided, however, that an Offering Period may not exceed five years; and provided, further, that if the Purchase Price may be less than 85% of the fair market value of the Stock on the Purchase Date, the Offering Period may not exceed 27 months.

(c)                 In the event the first or the last day of an Offering Period is not a regular business day, then the first day of the Offering Period shall be deemed to be the next regular business day and the last day of the Offering Period shall be deemed to be the last preceding regular business day.

(d)                 An employee who becomes eligible to participate in the Plan after an Offering Period has commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering, provided that such Eligible Employee is still an Eligible Employee as of the commencement of any such subsequent Offering.  Eligible Employees may not participate in more than one Offering at a time.

5.2 Purchase Periods

(a)                 Each Offering Period shall consist of one or more consecutive purchase periods (each, a "Purchase Period").  Except as otherwise set forth below, each Purchase Period shall continue for three calendar months and shall be coterminous with an Offering Period.  Purchase Periods shall commence on July 1, October 1, January 1 and April 1 of each year and end on the next September 30, December 31, March 31 and June 30, respectively, occurring thereafter.  The last day of each Purchase Period shall be the Purchase Date for such Purchase Period.

(b)                 Notwithstanding the foregoing, the Board or the Committee may establish for any future Offering (i) different terms for one or more Purchase Periods within the Offering Period and (ii) different commencing dates and Purchase Dates for any such Purchase Periods.

(c) In the event the first or last day of a Purchase Period is not a regular business day, then the first day of the Purchase Period shall be deemed to be the next regular business day and the last day of the Purchase Period shall be deemed to be the last preceding regular business day.

SECTION 6.  PARTICIPATION IN THE PLAN

6.1 Initial Participation

An Eligible Employee shall become a Participant on the first Offering Date after satisfying the eligibility requirements for the Plan and delivering to the Company's Office of Administration (or other authorized designee) during the enrollment period established by the Plan Administrator (the "Enrollment Period") a subscription or other notice in such form as permitted by the Plan Administrator (the "Subscription") that:

(a)                 indicates the Eligible Employee's election to participate in the Plan;

(b)  authorizes payroll deductions and states the amount or percentage to be deducted regularly from the Participant's Eligible Compensation; and

(c) authorizes the purchase of Stock for the Participant in each Purchase Period.

An Eligible Employee who does not deliver a Subscription to the Company's Office of Administration (or other authorized designee) during the Enrollment Period shall not participate in the Plan for that Offering Period or any subsequent Offering Period unless such Eligible Employee subsequently enrolls in the Plan by delivering a Subscription to the Company's Office of Administration (or other authorized designee) during the Enrollment Period for such subsequent Offering Period.  The Plan Administrator may, from time to time, change the Enrollment Period for any future Offering as deemed advisable by the Plan Administrator in its sole discretion for the proper administration of the Plan.

6.2 Continued Participation

Unless the Plan Administrator determines otherwise for any future Offering, a Participant shall automatically participate in the next Offering Period until such time as the Participant withdraws from the Plan pursuant to Section 11.2 or terminates employment as provided in Section 12.

SECTION 7.  LIMITATIONS ON RIGHT TO PURCHASE SHARES

7.1 $25,000 Limitation

On each Offering Date and subject to Section 7.2, a Participant shall be deemed to have been granted an Option to purchase a maximum number of shares of Stock of the Company equal to an amount determined as follows:  an amount equal to $25,000 divided by the Fair Market Value of the Stock of the Company on the applicable Offering Date; provided, however, that no Participant shall be entitled to purchase Stock under the Plan (or any other employee stock purchase plan that is intended to meet the requirements of Code Section 423 sponsored by the Company, any Parent Corporation or any Subsidiary Corporation) at a rate that exceeds $25,000 in Fair Market Value, determined as of the Offering Date for each Offering Period (or such other limit as may be imposed by the

Code), for each calendar year in which a Participant participates in the Plan (or any other employee stock purchase plan described in this Section 7.1(a)).  The Company shall have the authority to take all necessary action, including but not limited to, suspending the payroll deductions of any Participant, in order to ensure compliance with this Section 7.1(a).

7.2 Calendar Year Limitation

Subject to adjustment from time to time as provided in Section 19, no more than 100,000 shares of Stock may be purchased by all Participants during any single calendar year under the Plan; provided, however, that the Plan Administrator may change this limitation for future Offering Periods, including establishing a per Participant share limitation that is less than that set forth in Section 7.1.

7.3 Pro Rata Allocation

In the event the number of shares of Stock that might be purchased by all Participants in the Plan exceeds the number of shares of Stock then available in the Plan or then available pursuant to Section 7.2, the Plan Administrator shall make a pro rata allocation of the remaining shares of Stock in as uniform a manner as shall be practicable and as the Plan Administrator shall determine to be equitable.

SECTION 8.  PURCHASE PRICE

(a)                 The purchase price (the "Purchase Price") at which Stock may be acquired in an Offering pursuant to the exercise of all or any portion of an Option granted under the Plan shall be 85% of the lesser of (i) the Fair Market Value of the Stock on the Offering Date of such Offering and (ii) the Fair Market Value of the Stock on the Purchase Date.  Notwithstanding the foregoing, the Board or the Committee may establish a different Purchase Price for any future Offering, which shall not be less than the Purchase Price previously stated.

(b)                 Notwithstanding the foregoing, if an increase in the number of shares authorized for issuance under the Plan is approved and all or a portion of such additional shares are to be issued during one or more Offerings that are underway at the time of shareholder approval of such increase (the "Additional Shares"), then, if as of the date of such shareholder approval, the Fair Market Value of a share of Stock is higher than the Fair Market Value on the Offering Date for any such Offering, the Purchase Price for the Additional Shares shall be 85% of the lesser of (i) the Stock's Fair Market Value on the date of such shareholder approval and (ii) the Fair Market Value of the Stock on the Purchase Date.

SECTION 9.  PAYMENT OF PURCHASE PRICE
9.1 General Rules

Subject to Section 9.12 and Section 9.3, Stock that is acquired pursuant to the exercise of all or any portion of an Option may be paid for only by means of payroll deductions from the Participant's Eligible Compensation.  Except as set forth in this Section 9, the amount of compensation to be withheld from a Participant's Eligible Compensation during each pay period shall be determined by the Participant's Subscription.

9.2 Change Notices

(a)                 Except as set forth in Section 11 and unless the Plan Administrator determines otherwise for an Offering, a Participant may not elect during an Offering Period to increase or decrease the amount withheld from his or her compensation for current or future pay periods within such Offering Period.  Unless otherwise determined by the Plan Administrator for a future Offering, a Participant may elect to increase or decrease the amount to be withheld from his or her compensation for future Offerings; provided, however, that notice of such election must be delivered to the Company's Office of Administration (or other authorized designee) in such form and in accordance with such terms as the Company's Office of Administration may establish for an Offering.

(b)                 Notwithstanding the foregoing, to the extent necessary to comply with Code Section 423 and Section 7.1(a), a Participant’s payroll deductions may be decreased during any Purchase Period scheduled to end during the current calendar year to 0% at such time that the aggregate of all payroll deductions accumulated with respect to the Offering to which such Purchase Period applies and any other Offering ending within the same calendar year exceeds $21,250 (to the extent the Purchase Price may be 85% of the Fair Market Value on the

Offering Date for the Offering).  Payroll deductions shall re-commence at the rate provided in such Participant’s Subscription once the foregoing limit will no longer be exceeded with respect to a calendar year, unless the Participant terminates employment or withdraws from an Offering or the Plan as provided in Section 11.1 or Section 11.2.

9.3 Percent Withheld

The amount of payroll withholding with respect to the Plan for any Participant during any pay period shall be at least $5, but not more than 15% of the Participant's Eligible Compensation for such pay period, but in no event shall the amount of a Participant's payroll withholding exceed the limits of Section 7.1(a).  Amounts shall be withheld in whole dollar or percentage amounts only.  Notwithstanding the foregoing, and subject to the limits of Section 7, for the first Offering under the Plan, Participants shall be entitled to apply toward the purchase of Stock on the first Purchase Date under the Plan (a) payroll deductions accrued under the Company's Amended 1998 Employee Stock Purchase Plan (the "Prior Plan") but not returned to the Participant as of the Effective Date or used to purchase of Stock under the Prior Plan plus (b) any additional cash payments elected by the Participant equal to an amount not less than the excess (if any) of (i) the highest amount that any Participant is allowed to carry forward for the purchase of Stock in the Offering under clause (a) over (ii) the amount the Participant is allowed to carry over under clause (a), even if such amounts exceed 15% of the Participant's Eligible Compensation.  Subject to the limits of Section 7, any payroll deductions authorized by a Participant for the first Offering shall not exceed 15% of such Participant's Eligible Compensation per pay period.

9.4 Payroll Deductions

Payroll deductions shall commence on the first payday following the Offering Date and shall continue through the last payday of the Offering Period unless sooner altered or terminated as provided in the Plan.

9.5 Memorandum Accounts

Individual accounts shall be maintained for each Participant for memorandum purposes only.  All payroll deductions from a Participant's compensation shall be credited to such account but shall be deposited with the general funds of the Company.  All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

9.6 No Interest

No interest shall be paid on payroll deductions received or held by the Company.

9.7 Acquisition of Stock

On each Purchase Date of an Offering Period, each Participant shall automatically acquire, pursuant to the exercise of the Participant's Option, the number of shares of Stock arrived at by dividing the total amount of the Participant's accumulated payroll deductions or other permitted cash payments for the Purchase Period by the Purchase Price; provided, that the number of shares of Stock purchased by the Participant shall not exceed the number of shares for which Options have been granted to the Participant pursuant to Section 7.  Fractional shares may be issued under the Plan unless the Board or the Committee determines otherwise for a future Offering.

9.8 Carryover of Account

Any cash balance remaining in the Participant's account at the termination of each Offering shall be refunded to the Participant as soon as practical after the Purchase Date without the payment of any interest.  In the event the cash to be returned to a Participant pursuant to the preceding sentence is less than the amount needed to purchase a whole share of Stock, and the Board or the Committee has determined that fractional shares may not be issued under the Plan, the Plan Administrator may establish procedures whereby such cash is maintained in the Participant's account and applied to the purchase of Stock in the subsequent Offering.

9.9 Withholding Obligations

At the time the Option is exercised, in whole or in part, or at the time some or all of the Stock is disposed of, the Participant shall make adequate provision for federal and state withholding obligations of the Company, if any, that arise upon exercise of the Option or upon disposition of the Stock.  The Company may withhold from the Participant's compensation the amount necessary to meet such withholding obligations.

9.10 Termination of Participation

No Stock shall be purchased on behalf of a Participant on a Purchase Date if his or her participation in a current Offering or the Plan has terminated prior to such Purchase Date or if the individual has terminated employment prior to a Purchase Date.

9.11 Procedural Matters

The Plan Administrator may, from time to time, establish (a) limitations on the frequency and/or number of any permitted changes in the amount withheld during an Offering, (b) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (c) payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, and (d) such other limitations or procedures as deemed advisable by the Plan Administrator, in its sole discretion, that are consistent with the Plan and in accordance with the requirements of Code Section 423.

9.12 Leaves of Absence

During leaves of absence approved by the Company and meeting the requirements of the applicable Treasury Regulations promulgated under the Code, a Participant may continue participation in the Plan by delivering cash payments to the Company's Office of Administration (or other authorized designee) on the Participant's normal paydays equal to the amount of his or her payroll deduction under the Plan had the Participant not taken a leave of absence.

SECTION 10.  STOCK PURCHASED UNDER THE PLAN

10.1 ESPP Broker

If the Plan Administrator designates or approves a stock brokerage or other financial services firm (the "ESPP Broker") to hold shares purchased under the Plan for the accounts of Participants, the following procedures shall apply.  Promptly following each Purchase Date, the number of shares of Stock purchased by each Participant shall be deposited into an account established in the Participant's name with the ESPP Broker.  A Participant shall be free to undertake a disposition of the shares of Stock in his or her account at any time, but, in the absence of such a disposition, the shares of Stock must remain in the Participant's account at the ESPP Broker until the holding period set forth in Code Section 423 has been satisfied.  With respect to shares of Stock for which the Code Section 423 holding periods have been satisfied, the Participant may move those shares of Stock to another brokerage account of the Participant's choosing or request that a stock certificate be issued and delivered to him or her.  A Participant who is not subject to payment of U.S. income taxes may move his or her shares of Stock to another brokerage account of his or her choosing or request that a stock certificate be delivered to him or her at any time, without regard to the Code Section 423 holding period.

10.2 Notice of Disposition

By entering the Plan, each Participant agrees to promptly give the Company notice of any Stock disposed of within the later of one year from the Purchase Date and two years from the Offering Date for such Stock, showing the number of such shares disposed of and the Purchase Date and Offering Date for such Stock.  This notice shall not be required if and so long as the Company has a designated ESPP Broker.

SECTION 11.  VOLUNTARY WITHDRAWAL

11.1 Withdrawal From an Offering

A Participant may withdraw from an Offering by delivering to the Company's Office of Administration (or other authorized designee) a notice of withdrawal in the form required by the Company's Office of Administration for such purpose.  Such withdrawal must be elected at least ten days prior to the end of the Purchase Period for which such withdrawal is to be effective or by any other date specified by the Plan Administrator for any future

Offering.  If a Participant withdraws after the Purchase Date for a Purchase Period of an Offering, the withdrawal shall not affect Stock acquired by the Participant in that Purchase Period and any earlier Purchase Periods.  Unless the Plan Administrator establishes a different rule for any future Offering, withdrawal from an Offering shall not result in withdrawal from the Plan and any succeeding Offering therein.  A Participant is prohibited from again participating in the same Offering at any time upon withdrawal from such Offering.

11.2 Withdrawal From the Plan

A Participant may withdraw from the Plan by delivering to the Company's Office of Administration (or other authorized designee) a notice of withdrawal in the form required by the Company's Office of Administration for such purpose.  Such notice must be delivered at least ten days prior to the end of the Purchase Period for which such withdrawal is to be effective or by any other date specified by the Plan Administrator for any future Offering.  If a Participant withdraws after the Purchase Date for a Purchase Period of an Offering, the withdrawal shall not affect Stock acquired by the Participant in that Purchase Period and any earlier Purchase Periods.  In the event a Participant voluntarily elects to withdraw from the Plan, the withdrawing Participant may not resume participation in the Plan during the same Offering Period but may participate in any subsequent Offering under the Plan by again satisfying the definition of a Participant and re-enrolling in the Plan.

11.3 Return of Payroll Deductions

Upon withdrawal from an Offering pursuant to Section 11.1 or withdrawal from the Plan pursuant to Section 11.2, the withdrawing Participant's accumulated payroll deductions that have not been applied to the purchase of Stock shall be returned as soon as practical after the withdrawal, without the payment of any interest to the Participant and the Participant's interest in the Offering shall terminate.  Such accumulated payroll deductions may not be applied to any other Offering under the Plan.

SECTION 12.  TERMINATION OF EMPLOYMENT

Termination of a Participant's employment with the Company or a Designated Subsidiary for any reason, including retirement, disability or death, or the failure of a Participant to remain an Eligible Employee, shall immediately terminate the Participant's participation in the Plan.  In such event, the payroll deductions credited to the Participant's account since the last Purchase Date shall, as soon as practical, be returned to the Participant or, in the case of a Participant's death, to the Participant's beneficiary, heirs or legal representative, and all the Participant's rights under the Plan shall terminate.  Interest shall not be paid on sums returned to a Participant pursuant to this Section 12.  For purposes of this Section 12, a Participant shall not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or any of its Designated Subsidiaries in the case of any leave approved by the Company, provided that (a) such leave does not exceed three months and the employee's right to reemployment is provided either by statute or by contract.  If the period of leave exceeds three months and the employee's right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such three-month period.  For purposes of this Section 12, a Participant will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or any of its Subsidiary Corporations in the case of transfer between or amongst the Company and any Subsidiary Corporation (except that only Eligible Employees of Designated Subsidiaries may participate in the Plan).

SECTION 13.  RESTRICTIONS UPON ASSIGNMENT

An Option granted under the Plan shall not be transferable otherwise than by will or by the applicable laws of descent and distribution and shall be exercisable during the Participant's lifetime only by the Participant.  The Plan Administrator will not recognize, and shall be under no duty to recognize, any assignment or purported assignment by a Participant, other than by will or by the applicable laws of descent and distribution, of the Participant's interest in the Plan, of his or her Option, or of any rights under his or her Option.

SECTION 14.  NO RIGHTS OF SHAREHOLDER UNTIL SHARES ISSUED

With respect to shares of Stock subject to an Option, a Participant shall not be deemed to be a shareholder of the Company, and he or she shall not have any of the rights or privileges of a shareholder.  A Participant shall have the rights and privileges of a shareholder of the Company when, but not until, the shares of Stock have been issued following exercise of the Participant's Option.

SECTION 15.  AMENDMENT OF THE PLAN

The Board or the Committee may amend the Plan in such respects as it shall deem advisable; provided, however, that, to the extent required for compliance with Code Section 423 or any applicable law or regulation, shareholder approval will be required for any amendment that will (a) increase the total number of shares as to which Options may be granted under the Plan, (b) modify the class of employees eligible to receive Options, or (c) otherwise require shareholder approval under any applicable law or regulation.

SECTION 16.  SUSPENSION OR TERMINATION OF THE PLAN

(a)                 The Board may suspend or terminate the Plan at any time.  Unless the Plan shall theretofore have been terminated by the Board, the Plan shall terminate on, and no Options shall be granted after, June 30, 2019.  No Options shall be granted during any period of suspension of the Plan or following termination of the Plan.

(b)                 Except as provided in Section 19, no such termination of the Plan may affect any Options previously granted, provided that the Plan or an Offering may be terminated by the Board on a Purchase Date or by the Board's setting a new Purchase Date with respect to an Offering and a Purchase Period then in progress if the Board determines that termination of the Plan and/or the Offering is in the best interests of the Company and the shareholders or if continuation of the Plan and/or the Offering would cause the Company to incur adverse accounting charges or other adverse effects as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan or as a result of other laws, rules or regulations applicable to the Plan.

SECTION 17.  NO RIGHTS AS AN EMPLOYEE

Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or a Subsidiary Corporation or to affect the right of the Company and a Subsidiary Corporation to terminate the employment of any person (including any Eligible Employee or Participant) at any time with or without cause.

SECTION 18.  EFFECT UPON OTHER PLANS

The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary Corporation.  Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary Corporation to (a) establish any other forms of incentives or compensation for employees of the Company or any Subsidiary Corporation or (b) grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

SECTION 19.  ADJUSTMENTS

19.1 Adjustment of Shares

In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares of Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Stock, then (subject to any required action by the Company's shareholders), the Board or the Committee, in its sole discretion, shall make such equitable adjustments in (i) the maximum number and kind of securities subject to the Plan as set forth in Section 4, (ii) the maximum number and kind of securities that may be purchased pursuant to Section 7.2 and (iii) the number and kind of securities that are subject to any outstanding Option and the per share price of such securities.  The determination by the Board or the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

19.2 Merger, Acquisition or Liquidation of the Company

In the event of the merger or consolidation of the Company into another corporation, the acquisition by another corporation of all or substantially all of the Company's assets, or the liquidation or dissolution of the Company, the Purchase Date with respect to outstanding Options shall be the business day immediately preceding the effective date of such merger, consolidation, acquisition, liquidation or dissolution unless the Board or the Committee shall, in its sole discretion, provide for the assumption or substitution of such Options in a manner complying with Code Section 424(a), or any successor provision thereto.

19.3 Limitations

The grant of Options will in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
SECTION 20.  GENERAL

20.1 Conditions on Issuance of Shares

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company, such issuance, delivery or distribution would comply with the Plan and all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.  The Company shall be under no obligation to any Participant to register for offering or resale under the Securities Act, or register or qualify under state securities laws, any shares of Stock.  The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

20.2 Choice of Law

The Plan, all Options granted thereunder and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of laws.

SECTION 21.  EFFECTIVE DATE

The Plan's effective date (the "Effective Date") is the date on which it is approved by the Company's shareholders.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ITEMS 1 THROUGH 3.

Please mark your votes as indicated in this example [X]

	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS
1. ELECTION OF DIRECTORS	☐	☐	☐

Nominees:

01 Stuart Koenig
02 Robert Marks
03 David Niemiec
04 Richard Macedonia

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write that nominee's name in the space provided below.)

*Exceptions

____

	FOR	AGAINST	ABSTAIN
2 Vote to Approve the 2009 Employee Stock Purchase Plan	☐	☐	☐
3 Vote to Ratify Appointment of KPMG LLP as Independent Registered Public Accounting Firm	☐	☐	☐

Mark Here for Address Change or Comments **SEE REVERSE** ☐

Will Attend Meeting ☐ YES

Signature ______________________ Signature ______________________ Date __________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to the annual meeting.

EMERITUS CORPORATION

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders

The Proxy Statement and the 2008 Annual Report to Shareholders are available at:

http://bnymellon.mobular.net/bnymellon/esc

INTERNET
http://www.proxyvoting.com/esc

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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PROXY

EMERITUS CORPORATION

Annual Meeting of Shareholders – May 21, 2009

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Daniel R. Baty and Raymond R. Brandstrom, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side of this ballot, all the shares of Emeritus Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the company to be held May 21, 2009 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

▲ **FOLD AND DETACH HERE** ▲

You can now access your Emeritus Corporation account online.

Access your Emeritus Corporation shareholder/stockholder account online via Investor ServiceDirect® (ISD).

The transfer agent for Emeritus Corporation now makes it easy and convenient to get current information on your shareholder account.

- View account status
- View certificate history
- View book-entry information
- View payment history for dividends
- Make address changes
- Obtain a duplicate 1099 tax form
- Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

www.bnymellon.com/shareowner/isd
Investor ServiceDirect®
Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose **MLink**SM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect®** at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

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